                                                                EXECUTION COPY
                                                                EXHIBIT 99(B)(6)


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                                  $340,000,000


                                CREDIT AGREEMENT

                                      AMONG

                             BUFFETS HOLDINGS, INC.,


                                 BUFFETS, INC.,
                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,


                              LEHMAN BROTHERS INC.
                                       AND
                      FLEETBOSTON ROBERTSON STEPHENS INC.,
              AS CO-LEAD ARRANGERS AND JOINT BOOK-RUNNING MANAGERS,

                          LEHMAN COMMERCIAL PAPER INC.,
                            AS ADMINISTRATIVE AGENT,

                              FLEET NATIONAL BANK,
                              AS SYNDICATION AGENT

                                       AND

                           FIRST UNION NATIONAL BANK,
                             AS DOCUMENTATION AGENT

                         DATED AS OF SEPTEMBER 29, 2000


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


                                TABLE OF CONTENTS




                                                                                                               Page

SECTION 1. DEFINITIONS............................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      Other Definitional Provisions..................................................................29

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.......................................................................29
         2.1      Term Loan Commitments..........................................................................29
         2.2      Procedure for Term Loan Borrowing..............................................................30
         2.3      Repayment of Term Loans........................................................................30
         2.4      Revolving Credit Commitments...................................................................31
         2.5      Procedure for Revolving Credit Borrowing.......................................................32
         2.6      Swing Line Commitment..........................................................................32
         2.7      Procedure for Swing Line Borrowing; Refunding of Swing Line Loans..............................33
         2.8      Repayment of Loans; Evidence of Indebtedness...................................................34
         2.9      Commitment Fees, etc...........................................................................35
         2.10     Termination or Reduction of Revolving Credit Commitments.......................................35
         2.11     Optional Prepayments...........................................................................35
         2.12     Mandatory Prepayments and Commitment Reductions................................................36
         2.13     Conversion and Continuation Options............................................................37
         2.14     Minimum Amounts and Maximum Number of Eurodollar Tranches......................................38
         2.15     Interest Rates and Payment Dates...............................................................38
         2.16     Computation of Interest and Fees...............................................................39
         2.17     Inability to Determine Interest Rate...........................................................39
         2.18     Pro Rata Treatment and Payments................................................................40
         2.19     Requirements of Law............................................................................43
         2.20     Taxes..........................................................................................44
         2.21     Indemnity......................................................................................45
         2.22     Illegality.....................................................................................46
         2.23     Change of Lending Office.......................................................................46
         2.24     Assignment of Commitments under Certain Circumstances..........................................46

SECTION 3. LETTERS OF CREDIT.....................................................................................47
         3.1      L/C Commitment.................................................................................47
         3.2      Procedure for Issuance of Letter of Credit.....................................................47
         3.3      Fees and Other Charges.........................................................................48
         3.4      L/C Participations.............................................................................48
         3.5      Reimbursement Obligation of the Borrower.......................................................49
         3.6      Obligations Absolute...........................................................................49
         3.7      Letter of Credit Payments......................................................................50
         3.8      Applications...................................................................................50

SECTION 4. REPRESENTATIONS AND WARRANTIES........................................................................50
         4.1      Financial Condition............................................................................50
         4.2      No Change......................................................................................51
         4.3      Corporate Existence; Compliance with Law.......................................................51
         4.4      Corporate Power; Authorization; Enforceable Obligations........................................51
         4.5      No Legal Bar...................................................................................52
         4.6      No Material Litigation.........................................................................52

         4.7      No Default.....................................................................................52
         4.8      Ownership of Property; Liens...................................................................52
         4.9      Intellectual Property..........................................................................53
         4.10     Taxes..........................................................................................53
         4.11     Federal Regulations............................................................................53
         4.12     Labor Matters..................................................................................53
         4.13     ERISA..........................................................................................54
         4.14     Investment Company Act; Other Regulations......................................................54
         4.15     Subsidiaries...................................................................................54
         4.16     Use of Proceeds................................................................................55
         4.17     Environmental Matters..........................................................................55
         4.18     Accuracy of Information, etc...................................................................56
         4.19     Security Documents.............................................................................56
         4.20     Solvency.......................................................................................57
         4.21     Senior Indebtedness............................................................................57
         4.22     Regulation H...................................................................................58
         4.23     Insurance......................................................................................58
         4.24     Acquisition Documentation......................................................................58
         4.25     Real Estate....................................................................................58
         4.26     Permits........................................................................................60
         4.27     Leases.........................................................................................61
         4.28     Immaterial Subsidiaries........................................................................61
         4.29     Supply Contracts...............................................................................61

SECTION 5. CONDITIONS PRECEDENT..................................................................................61
         5.1      Conditions to Initial Extension of Credit......................................................61
         5.2      Conditions to Each Extension of Credit.........................................................68

SECTION 6. AFFIRMATIVE COVENANTS.................................................................................69
         6.1      Financial Statements...........................................................................69
         6.2      Certificates; Other Information................................................................70
         6.3      Payment of Obligations.........................................................................72
         6.4      Conduct of Business and Maintenance of Existence, etc..........................................72
         6.5      Maintenance of Property; Insurance.............................................................72
         6.6      Inspection of Property; Books and Records; Discussions.........................................73
         6.7      Notices........................................................................................74
         6.8      Environmental Laws.............................................................................75
         6.9      Interest Rate Protection.......................................................................75
         6.10     Additional Collateral, etc.....................................................................75
         6.11     Use of Proceeds................................................................................78
         6.12     ERISA Documents................................................................................78
         6.13     Further Assurances.............................................................................78
         6.14     Immaterial Subsidiaries........................................................................79
         6.15     Post-Closing Matters...........................................................................79

SECTION 7. NEGATIVE COVENANTS....................................................................................79
         7.1      Financial Condition Covenants..................................................................79
         7.2      Limitation on Indebtedness.....................................................................82
         7.3      Limitation on Liens............................................................................84
         7.4      Limitation on Fundamental Changes..............................................................85
         7.5      Limitation on Disposition of Property..........................................................85
         7.6      Limitation on Restricted Payments..............................................................86
         7.7      Limitation on Capital Expenditures.............................................................87

         7.8      Limitation on Investments......................................................................88
         7.9      Limitation on Optional Payments and Modifications of Indebtedness..............................89
         7.10     Limitation on Transactions with Affiliates.....................................................90
         7.11     Limitation on Sales and Leasebacks.............................................................91
         7.12     Limitation on Changes in Fiscal Periods........................................................91
         7.13     Limitation on Negative Pledge Clauses..........................................................91
         7.14     Limitation on Restrictions on Subsidiary Distributions, etc....................................91
         7.15     Limitation on Lines of Business................................................................91
         7.16     Limitation on Amendments to Acquisition Documentation..........................................92
         7.17     Limitation on Activities of Holdings...........................................................92
         7.18     Limitation on Hedge Agreements.................................................................92
         7.19     New Restaurants................................................................................92

SECTION 8. EVENTS OF DEFAULT.....................................................................................92

SECTION 9. THE AGENTS; THE ARRANGERS.............................................................................97
         9.1      Appointment....................................................................................97
         9.2      Delegation of Duties...........................................................................97
         9.3      Exculpatory Provisions.........................................................................97
         9.4      Reliance by Agents.............................................................................98
         9.5      Notice of Default..............................................................................98
         9.6      Non-Reliance on Agents and Other Lenders.......................................................98
         9.7      Indemnification................................................................................99
         9.8      Arrangers and Agents in Their Individual Capacities............................................99
         9.9      Successor Agents..............................................................................100
         9.10     Authorization to Release Liens................................................................100
         9.11     The Arrangers and the Documentation Agent.....................................................100
         9.12     Enforcement of Remedies.......................................................................100

SECTION 10. MISCELLANEOUS.......................................................................................101
         10.1     Amendments and Waivers........................................................................101
         10.2     Notices.......................................................................................102
         10.3     No Waiver; Cumulative Remedies................................................................105
         10.4     Survival of Representations and Warranties....................................................105
         10.5     Payment of Expenses...........................................................................105
         10.6     Successors and Assigns; Participations and Assignments........................................106
         10.7     Adjustments; Set-off..........................................................................109
         10.8     Counterparts..................................................................................109
         10.9     Severability..................................................................................110
         10.10    Integration...................................................................................110
         10.11    GOVERNING LAW.................................................................................110
         10.12    Submission To Jurisdiction; Waivers...........................................................110
         10.13    Suretyship Waivers............................................................................111
         10.14    Acknowledgments...............................................................................111
         10.15    Confidentiality...............................................................................111
         10.16    Release of Collateral and Guarantee Obligations...............................................112
         10.17    Accounting Changes............................................................................112
         10.18    Delivery of Lender Addenda....................................................................113
         10.19    Construction..................................................................................113
         10.20    WAIVERS OF JURY TRIAL.........................................................................113

                  CREDIT AGREEMENT, dated as of September 29, 2000, among BUFFETS HOLDINGS, INC., a Delaware corporation ("Holdings"), BUFFETS, INC., a Minnesota corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC. and FLEETBOSTON ROBERTSON STEPHENS INC., as co-lead arrangers and joint book-running managers (in such capacity, the "Arrangers"), LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"), FLEET NATIONAL BANK, as syndication agent (in such capacity, the "Syndication Agent") and FIRST UNION NATIONAL BANK, as Documentation Agent (in such capacity, the "Documentation Agent").

                              W I T N E S S E T H:

                  WHEREAS, Buffets Merger Corporation has been formed for the purposes of effecting the transactions contemplated by the Acquisition Agreement (each as defined below);

                  WHEREAS, pursuant to the Acquisition Agreement (as defined below), Buffets Merger Corporation, a Minnesota corporation, ("MergerCo") will acquire all of the issued and outstanding common stock of the Borrower through a merger of the Borrower and MergerCo, with the Borrower as the surviving corporation;

                  WHEREAS, MergerCo is a Wholly Owned Subsidiary of Holdings, an entity formed by the Sponsor and certain Other Equity Investors and Management Investors;

                  WHEREAS, the Borrower has requested that the Lenders make credit facilities available to the Borrower in order to finance the foregoing transactions and for the other purposes set forth herein;

                  WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             Section 1. DEFINITIONS


                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "Accepting Lender":  as defined in Section 2.18(d).

                  "Acknowledgement and Consent": the Acknowledgement and Consent of each Issuer (as defined in the Guarantee and Collateral Agreement) that is not also a Grantor (as defined in the Guarantee and Collateral Agreement), substantially in the form of Exhibit A to the Guarantee and Collateral Agreement.

                  "Acquisition": the acquisition pursuant to the Acquisition Agreement, by Holdings of the issued and outstanding common stock of the Borrower through a merger of MergerCo with and into the Borrower.

                  "Acquisition Agreement": the Agreement and Plan of Merger, dated as of June 4, 2000, among the Borrower, Holdings, and MergerCo, as amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Acquisition Documentation": collectively, the Acquisition Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented, replaced or otherwise modified from time to time.

                  "Adjustment Date":  as defined in the Pricing Grid.

                  "Administrative Agent":  as defined in the preamble hereto.

                  "Advisory Services Agreement": collectively, the two letter agreements regarding the advisory services between Holdings, the Borrower, Roe Hatlen and Dennis Scott as in effect on the date hereof.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Administrative Agent, the Syndication Agent and the Documentation Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of
         (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage" with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement": this Credit Agreement, as amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:


                                                       Base Rate        Eurodollar
                                                       Loans            Loans
                                                       -----            -----
                 Revolving Credit Loans                2.25%            3.25%
                 Swing Line Loans                      2.25%            N/A
                 Tranche A Term Loans                  2.25%            3.25%
                 Tranche B Term Loans                  2.75%            3.75%

         provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Credit Loans, Swing Line Loans and Tranche A Term Loans will be determined pursuant to the Pricing Grid.

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Arrangers":  as defined in the preamble hereto.

                  "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c) or (d) of Section 7.5) which yields gross proceeds to Holdings, the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value as determined by the Administrative Agent in the case of other non-cash proceeds) in excess of $250,000.

                  "Assignee":  as defined in Section 10.6(c).

                  "Assignment and Acceptance":  as defined in Section 10.6(c).

                  "Assignor":  as defined in Section 10.6(c).

                  "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
         (a) such Revolving Credit Lender's Revolving Credit Commitment then in effect over (b) such Revolving Credit Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's (other than the Swing Line Lender) Available Revolving Credit Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime or base rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

                  "Benefited Lender":  as defined in Section 10.7.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower":  as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lender(s) to make Loans hereunder.

                  "Borrower Subordinated Debt Documentation": the Borrower Subordinated Note Purchase Agreement and the Warrant Agreement, together with any other instruments and agreements entered into from time to time in accordance herewith by the Borrower or its Subsidiaries in connection therewith, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Borrower Subordinated Note Purchase Agreement": the Note Purchase Agreements, dated as of September 29, 2000, entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Borrower Subordinated Notes, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Borrower Subordinated Notes": the subordinated notes of the Borrower due 2008 issued on the Closing Date pursuant to the Borrower Subordinated Note Purchase Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Business Day": (i) for all purposes other than as covered by clause (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets (including by way of the acquisition of the Capital Stock of a business unit) or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are defined as capital assets under GAAP.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;
         (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Certificate of Designation": the Certificate of Preferences and Rights of the Senior Preferred Stock, par value $0.01 per share, as adopted by the board of directors of

         Holdings on September 27, 2000, as amended from time to time in accordance with the terms hereof.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be not later than September 30, 2000.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, including, without limitation, the Intellectual Property Collateral.

                  "Commitment": as to any Lender, the sum of the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

                  "Commitment Fee Rate": 1/2 of 1% per annum; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under
         Section 414 of the Code or of which the Borrower is a general partner.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated July 2000 and furnished to the initial Lenders.

                  "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, in the case of the Borrower, the Loans and Letters of Credit), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses determined in accordance with GAAP (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges and (g) management fees, and minus, without duplication, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) any other non-cash income, all as determined on a consolidated basis. For purposes of this Credit Agreement, Consolidated EBITDA shall be (i) determined in accordance with Section 7.1(d) and
         (ii) increased by $7,200,000 for FQ4, 2000, $4,300,000 for FQ1, 2001
         and $2,200,000 for FQ2, 2001.

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period plus Rent payments made or required to be made during such period minus Maintenance Capital Expenditures for such period to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period, (b) cash income taxes actually paid by the Borrower or any of its Subsidiaries on a consolidated basis in respect of such period (excluding taxes on extraordinary gains), (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans, (d) Rent payments made or required to be made during such period by the Borrower or any of its Subsidiaries and (e) Restricted Payments to the extent paid to Holdings to service cash interest on the Holdings Senior Unsecured Notes pursuant to Section 7.6(b).

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period, provided that for the purposes of determining the Consolidated Interest Coverage Ratio (i) for the period of four consecutive fiscal quarters of Holdings ending January 2, 2001, Consolidated Interest Expense shall be deemed to be equal to Consolidated Interest Expense for the fiscal quarter ending January 2, 2001, multiplied by four, (ii) for the period of four consecutive fiscal quarters of Holdings ending April 19, 2001 Consolidated Interest Expense shall be deemed to be equal to Consolidated Interest Expense for the period of two consecutive fiscal quarters ending April 19, 2001, multiplied by two and (iii) for the period of four consecutive fiscal quarters of Holdings ending July 12, 2001, Consolidated Interest Expense shall be deemed to be equal to Consolidated Interest Expense for the period of three consecutive fiscal quarters ending July 12, 2001, multiplied by 4/3.

                  "Consolidated Interest Expense": of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net cash costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with
         GAAP), net of interest income for such period.

                  "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of
         (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

                  "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) before cumulative effect of change in accounting of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any Period, there shall be excluded
         (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Senior Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of
         (a) Consolidated Total Debt on such day minus all unsecured subordinated Indebtedness of the Borrower and its Subsidiaries on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period, it being understood that for purposes of Section 5.1(m), Consolidated EBITDA of the Borrower and its Subsidiaries shall be calculated on a pro forma basis in accordance with the procedures used in preparing the Confidential Information Memorandum.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Continuing Directors": as to any Person, the directors of such Person on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of such Person is recommended by the Sponsor or at least 66-2/3% of the then Continuing Directors or such other director receives the vote of each of the shareholders of such Person on the Closing Date in his or her election by the shareholders of such Person.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Control Agreement": each Control Agreement to be executed and delivered by each Loan Party party thereto, substantially in the form of Exhibit D, Exhibit E or Exhibit F, as the case may be, to the Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Core Concept Restaurants": restaurants with the following concepts: HomeTown Buffet, Granny's Buffet, Old Country Buffet, Country Buffet (in Colorado and Wyoming) and other value-based, family dining, scatter bar buffet concepts reasonably acceptable to the Administrative Agent.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Derivatives Counterparty":  as defined in Section 7.6.

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Disqualified Stock": any Capital Stock or other ownership or profit interest of any Loan Party that any Loan Party is or, upon the passage of time or the occurrence of any event, may, at any time prior to six months after the final scheduled maturity of the Tranche B Term Loans, become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of in consideration other than Capital Stock (other than Disqualified Stock).

                  "Documentation Agent":  as defined in the preamble hereto.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                  "ECF Percentage": with respect to any fiscal year of the Borrower, 75.0%; provided, that, with respect to any fiscal year of the Borrower ending on or after December 31, 2001, the ECF Percentage shall be 50.0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 2.0 to 1.0.

                  "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety (to the extent related to employee exposure to hazardous or toxic substances), as has been, is now, or may at any time hereafter be, in effect.

                  "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/16th of 1%):

                              Eurodollar Base Rate
                      ------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of
         (i) Consolidated Net Income of Holdings, the Borrower and its Subsidiaries for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (iv) the net increase during such fiscal year (if any) in deferred tax accounts of Holdings and its Subsidiaries over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures and Permitted Acquisitions (excluding the principal amount of Indebtedness incurred in connection with such expenditures and acquisitions and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder such that after giving effect to such commitment reduction the Borrower or the applicable Subsidiary, as the case may be, would not be able to reborrow all or any of the amount so prepaid), (v) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vi) the net decrease during such fiscal year (if any) in deferred tax accounts of Holdings and its Subsidiaries, (vii) the aggregate amount of Net Cash Proceeds received with respect to any Asset Sale or Recovery Event to the extent such amount is included in arriving at Consolidated Net Income for such fiscal year and (viii) Restricted Payments to the extent paid to Holdings during such fiscal year to service cash interest on the Holdings Senior Unsecured Notes pursuant to Section 7.6(b).

                  "Excess Cash Flow Application Date": as defined in Section 2.12(c).

                  "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, (x) result in material adverse tax consequences to the Loan Parties, taken as a whole or (y) be prohibited by the laws of the jurisdiction in which such Foreign Subsidiary is organized; provided, however, that a Foreign Subsidiary that is treated as a pass-through entity for United States federal income tax purposes shall not be an Excluded Foreign Subsidiary while so treated.

                  "Existing Notes": the 7% Convertible Subordinated Notes of HomeTown Buffet, Inc. due 2002.

                  "Existing Credit Facilities" : the $50,000,000 revolving credit facility agented by US BancCorp under a credit agreement dated April 30, 1996, as amended or otherwise modified prior to the date hereof.

                  "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility") and (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

                  "Fee Letter": the Fee Letter, dated June 2, 2000, among the Sponsor, the Borrower, the Agents and the Arrangers, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Fleet Entity" : any of Fleet National Bank or any of its affiliates.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "FQ1", "FQ2", "FQ3", and "FQ4": when used with a numerical year designation, the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower (e.g., FQ1 2001 means the first fiscal quarter of the Borrower's 2001 fiscal year, which fiscal year ends January 3, 2002).

                  "Funded Debt": as to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section, net of cash and Cash Equivalents; provided that the amount of cash and Cash Equivalents included in this calculation cannot exceed $30,000,000.

                  "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b).

                  "Governing Documents": collectively, as to any Person, the articles or certificate of incorporation and bylaws, any shareholders agreement, certificate of formation, limited liability company agreement, partnership agreement or other formation or constituent documents of such Person.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any securities exchange and any self regulatory organization including, without limitation, the National Association of Insurance Commissioners.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": the collective reference to Holdings and the Subsidiary Guarantors.

                  "Headquarters Sale-Leaseback": the sale and leaseback by the Borrower of its headquarters in Eagan, Minnesota, on the Closing Date pursuant to documentation reasonably satisfactory to the Lenders.

                  "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower, Holdings or any of its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Holdings":  as defined in the preamble hereto.

                  "Holdings Senior Unsecured Debt Documentation": the Holdings Senior Unsecured Note Purchase Agreement and the Warrant Agreement, together with any other instruments and agreements entered into by Holdings or its Subsidiaries in connection therewith, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Holdings Senior Unsecured Note Purchase Agreement": the Note Purchase Agreements, dated as of September 29, 2000, entered into by Holdings in connection with the issuance of the Holdings Senior Unsecured Notes, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Holdings Senior Unsecured Notes": the notes of Holdings due 2008 issued on the Closing Date pursuant to the Holdings Senior Unsecured Note Purchase Agreement.

                  "Hometown": Hometown Buffets, Inc., a Delaware corporation.

                  "Immaterial Subsidiary": Restaurant Innovations, Inc., a Minnesota corporation and Pizza Play.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations or Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person at any time prior to six months after the final scheduled maturity of the Tranche B Term Loans, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements and (k) the liquidation value of any mandatorily redeemable preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

                  "Indemnified Liabilities":  as defined in Section 10.5.

                  "Indemnitee":  as defined in Section 10.5.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Insurance Requirements": all material terms of any insurance policy required pursuant to this Agreement or any Security Document and all material regulations and then current standards applicable to or affecting any Mortgaged Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over any Mortgaged Property, or any other body exercising similar functions.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, patents, trademarks, service-marks, technology, know-how and processes, recipes, formulas, trade secrets, or licenses (under which the applicable Person is licensor or licensee) relating to any of the foregoing and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intellectual Property Collateral": all Intellectual Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by the Intellectual Property Security Agreements or the Guarantee and Collateral Agreement.

                  "Intellectual Property Security Agreements": the Intellectual Property Security Agreements to be executed and delivered by certain Loan Parties, substantially in the form of Exhibit C to the Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Interest Payment Date" (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan (unless all Revolving Credit Loans are being repaid in full in immediately available funds and the Revolving Credit Commitments terminated) and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable;

                           (iii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Investments":  as defined in Section 7.8.

                  "Issuing Lender": Fleet National Bank and U.S. Bank, in their respective capacities as issuers of Letters of Credit, and any other Revolving Credit Lender selected by the Administrative Agent and the Borrower.

                  "L/C Commitment":  $10,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to
         Section 3.5.

                  "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the applicable Issuing Lender.

                  "Lehman Entity": any of Lehman Commercial Paper Inc. or any of its affiliates (including, without limitation, Syndicated Loan Funding Trust).

                  "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit J, to be executed and delivered by such Lender on the date hereof as provided in Section 10.18.

                  "Lenders": as defined in the preamble hereto and includes the Issuing Lenders.

                  "Letters of Credit":  as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents, the Fee Letter, the Applications and the Notes.

                  "Loan Parties": Holdings, the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document (including pursuant to Section 6.10).

                  "Maintenance Capital Expenditures": for any period, actual Capital Expenditures during such period for maintenance, repair, upkeep and renovation.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

                  "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

                  "Management Investors": collectively, Roe Hatlen, Kerry Kramp and Dennis Scott.

                  "Material Adverse Effect": a material adverse effect on (a) the Acquisition, or (b) the business, assets, liabilities, property, condition (financial or otherwise) or results of operations of the Loan Parties taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents, or (d) the validity, enforceability or priority of the Liens purported to be created by the Security Documents, or (e) the rights or remedies of any Secured Party hereunder or under any of the other Loan Documents.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactive substances, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "Material Subsidiary": any Subsidiary of the Borrower other than an Immaterial Subsidiary.

                  "MergerCo":  as defined in the preamble hereto.

                  "Moody's": Moody's Investor Services, Inc.

                  "Mortgaged Properties": the real properties and leasehold estates listed on Schedule 1.1, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

                  "Mortgages": each of the (i) mortgages and deeds of trust and
         (ii) leasehold mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibits D-1, D-2 and D-3, as applicable (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received but excluding rent received from any sublessee in connection with a sublease by a Loan Party of any leasehold interest) of such Asset Sale or Recovery Event, net of reasonable attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other reasonable and customary fees and expenses, in each case, to the extent actually incurred in connection therewith and net of (i) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any tax sharing arrangements) and
         (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that to the extent and at the time any such amounts are released from such reserve (other than for the purpose so reserved), such amounts shall constitute Net Cash Proceeds) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of reasonable and customary attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses, in each case, to the extent actually incurred in connection therewith.

                  "Non-Core Concept Restaurants": any restaurants with the concepts Soup and Salad, Pizza Play, Tahoe Joe's, The Original Roadhouse Grill or any other restaurant other than a Core Concept Restaurant.

                  "Non-Excluded Taxes":  as defined in Section 2.20(a).

                  "Non-U.S. Lender":  as defined in Section 2.20(f).

                  "Notes": the collective reference to the Revolving Credit Notes, the Term Notes and the Swing Line Notes, if any, evidencing Loans.

                  "Notice of Borrowing": a certificate duly executed by a Responsible Officer of the Borrower substantially in the form of Exhibit M.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to the Arrangers, to any Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Arrangers, to any Agent or to any Lender that are required to be paid by any Loan Party pursuant hereto or to any other Loan Document) or otherwise; provided, that (i) Obligations of Holdings, the Borrower or any other Loan Party under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

                  "Other Equity Investors": Sentinel Capital Partners and other investors selected by the Sponsor and reasonably acceptable to the Administrative Agent.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant":  as defined in Section 10.6(b).

                  "Paying Agent": American Stock Transfer & Trust Company.

                  "Payment Amount":  as defined in Section 3.5.

                  "Payment Office": the office of the Administrative Agent specified in Section 10.2 or as otherwise specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permits": the collective reference to (i) Environmental Permits, and (ii) any and all other franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law.

                  "Permitted Acquisitions":  as defined in Section 7.8(i).

                  "Permitted Investors": the collective reference to the Sponsor, the Other Equity Investors, and their respective Control Investment Affiliates.

                  "Permitted Liens": the collective reference to (i) in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 and (ii) in the case of Collateral consisting of Pledged Stock, non-consensual Liens permitted by Section 7.3 to the extent arising by operation of law.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Pizza Play": Dinertainment, Inc. (d/b/a Pizza Play), a Delaware corporation.

                  "Plan": at a particular time, any employee benefit plan as defined in Section 3(3) of ERISA and which the Borrower or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to or under which the Borrower or any Commonly Controlled Entity could incur any liability.

                  "Pledged Stock": as defined in the Guarantee and Collateral Agreement.

                  "Prepayment Option Notice": a notice executed by a Responsible Officer of the Borrower substantially in the form of Exhibit H.

                  "Pricing Grid":  the pricing grid attached hereto as Annex A.

                  "Pro Forma Balance Sheet":  as defined in Section 4.1(a).

                  "Projections":  as defined in Section 6.2(c).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Proxy": the proxy statement of Buffets, Inc., dated August 28, 2000, and first mailed to shareholders of Buffets, Inc., on or about August 29, 2000.

                  "Real Estate": all real property used by the Borrower or any Subsidiary, which the Borrower or such Subsidiary owns in fee or in which it has a leasehold interest.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings, the Borrower or any of its Subsidiaries.

                  "Reference Lender": Deutsche Bank AG New York Branch (or any successor).

                  "Refunded Swing Line Loans":  as defined in Section 2.7(b).

                  "Refunding Date":  as defined in Section 2.7(c).

                  "Register":  as defined in Section 10.6(d).

                  "Regulation D": Regulation D of the Board as in effect from time to time (and any successor to all or a portion thereof).

                  "Regulation H": Regulation H of the Board as in effect from time to time (and any successor to all or a portion thereof).

                  "Regulation T": Regulation T of the Board as in effect from time to time (and any successor to all or a portion thereof).

                  "Regulation U": Regulation U of the Board as in effect from time to time (and any successor to all or a portion thereof).
                  "Regulation X": Regulation X of the Board as in effect from time to time (and any successor to all or a portion thereof).

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by Holdings, the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Wholly Owned Subsidiary to the extent otherwise permitted hereunder) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets (including by way of an acquisition permitted under Section 7.8) useful in its or such Subsidiary's business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any reasonable amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 360 days (or 270 days with respect to any Reinvestment Prepayment Amount that the Borrower has not, prior to the end of such 270-day period, irrevocably committed to expend on assets useful in the Borrower's business within 360 days of such Reinvestment Event) after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's or the applicable Subsidiary's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Rent": for any period, the aggregate amount of fixed and contingent rentals (including percentage rents) payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with the GAAP, for such period with respect to leases of real property and fixtures; provided that payments in respect of Capital Lease Obligations shall not constitute Rent.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

                  "Requirement of Law": as to any Person, the Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Responsible Officer": as to any Person, the chief executive officer, president or Chief Financial Officer of such Person, but in any event, with respect to financial matters, the Chief Financial Officer of such Person. Unless otherwise qualified, all references to a "Responsible Officer" shall refer to a Responsible Officer of the Borrower.

                  "Restricted Payments":  as defined in Section 7.6.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and/or participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

                  "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

                  "Revolving Credit Loans":  as defined in Section 2.4.

                  "Revolving Credit Notes":  as defined in Section 2.8(e).

                  "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal and/or face amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the aggregate principal and/or face amount of the Total Revolving Extensions of Credit then outstanding).

                  "Revolving Credit Termination Date":  September 29, 2005.

                  "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

                  "Roadhouse": Distinctive Dining, Inc. (d/b/a Original Roadhouse Grill), a Delaware corporation.

                  "S&P": Standard & Poor's Rating Services.

                  "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

                  "Secured Parties": collectively, the Arrangers, the Agents, the Lenders and, with respect to any Specified Hedge Agreement, any affiliate of any Lender party thereto that has agreed to be bound by the provisions of Section 7.2 of the Guarantee and Collateral Agreement as if it were a Lender party hereto and by the provisions of Section 9 hereof as if it were a Lender party hereto.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Intellectual Property Security Agreements, the Control Agreements, the Mortgages and all other pledge and security documents hereafter delivered to the

         Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Seller Notes":  as defined in Section 7.2(i).

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvency Certificate": the Solvency Certificate to be executed and delivered by the Chief Financial Officer of Holdings and each other Loan Party, substantially in the form of Exhibit K, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "Solvent": when used with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Change of Control": a "change of control" or similar event (howsoever defined) as defined in the Borrower Subordinated Note Purchase Agreement, the Holdings Senior Unsecured Note Purchase Agreement or the Certificate of Designation.

                  "Specified Hedge Agreement": any Hedge Agreement (a) entered into by (i) Holdings, Borrower or any of its Subsidiaries and (ii) any Lender or any affiliate thereof, as counterparty and (b) which has been designated by such Lender and the Borrower, by notice to the Administrative Agent and the Syndication Agent not later than 90 days after the execution and delivery thereof by Holdings, the Borrower or such Subsidiary, as a Specified Hedge Agreement; provided that the designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of any Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement.

                  "Sponsor": Caxton-Iseman Capital, Inc.

                  "Stockholders' Agreement": the Stockholders' Agreement among Holdings, Caxton-Iseman Investments, L.P. and the other investors party thereto, dated as of September 29, 2000 amended from time to time in accordance with the provisions hereof.

                  "Subordinated Debt Documentation": the Borrower Subordinated Debt Documentation and the Holdings Senior Unsecured Debt Documentation.

                  "Subordinated Intercompany Note": the Subordinated Intercompany Note to be executed and delivered by Holdings, the Borrower and each of its Subsidiaries, substantially in the form of Exhibit L, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Subordinated Note Purchase Agreements": the Borrower Subordinated Note Purchase Agreement and Holdings Senior Unsecured Note Purchase Agreement.

                  "Subordinated Notes": the Borrower Subordinated Notes and the Holdings Senior Unsecured Notes.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

                  "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $2,500,000.

                  "Swing Line Lender": The Administrative Agent, in its capacity as the lender of Swing Line Loans.

                  "Swing Line Loans": as defined in Section 2.6.

                  "Swing Line Notes": as defined in Section 2.8(e).

                  "Swing Line Participation Amount": as defined in Section
         2.7(c).

                  "Syndication Agent": as defined in the preamble hereto.

                  "Synthetic Lease Obligations": all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

                  "Tahoe Joe's": Tahoe Joe's Inc., a Delaware corporation.

                  "Taking": a taking or voluntary conveyance during the term of this Agreement of all or part of any Mortgaged Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting a Mortgaged Property or any portion thereof, whether or not the same shall have actually been commenced.

                  "Term Loan Facilities": the collective reference to the Tranche A Term Loan Facility and the Tranche B Term Loan Facility.

                  "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

                  "Term Loans": the collective reference to the Tranche A Term Loans and the Tranche B Term Loans.

                  "Term Notes": as defined in Section 2.8(e).

                  "Title Insurance Company": as defined in Section 5.1(r).

                  "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect; provided that the amount of the Total Revolving Credit Commitments on the Closing Date shall be $30,000,000.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

                  "Tranche A Term Loan": as defined in Section 2.1.

                  "Tranche A Term Loan Commitment": as to any Tranche A Term Loan Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Tranche A Term Loan Commitments is $160,000,000.

                  "Tranche A Term Loan Lender": each Lender that has a Tranche A Term Loan Commitment or is the holder of a Tranche A Term Loan.

                  "Tranche A Term Loan Percentage": as to any Tranche A Term Loan Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

                  "Tranche B Term Loan": as defined in Section 2.1.

                  "Tranche B Term Loan Commitment": as to any Tranche B Term Loan Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Tranche B Term Loan Commitments is $150,000,000.

                  "Tranche B Term Loan Lender": each Lender that has a Tranche B Term Loan Commitment or which is the holder of a Tranche B Term Loan.

                  "Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding); provided, that solely for purposes of calculating the amount of each installment of Tranche B Term Loans (other than the last installment) payable to a Term Loan Lender pursuant to Section 2.3(b), such Term Loan Lender's Tranche B Term Loan Percentage shall be calculated without giving effect to any portion of any prior mandatory prepayment attributable to such Term Loan Lender's Tranche B Term Loans which shall have been declined by such Term Loan Lender (or, in the case of any Term Loan Lender which shall have acquired its Tranche B Term Loans by assignment from another Person, by such other Person).

                  "Transactions": as defined in Section 5.1(b).

                  "Transferee": as defined in Section 10.15.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Warrant Agreement": the Warrant Agreement among Holdings and the warrant holders party thereto, dated as of September 29, 2000, as amended from time to time in accordance with the provisions hereof.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wisconsin Facility": the Borrower's manufacturing facility located in Marshfield, Wisconsin.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations.

                  (f) The words "including" and "includes" and words of similar import when used in this Agreement shall not be limiting and shall mean "including without limitation" or "includes without limitation", as the case may be.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS


                  2.1 Term Loan Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Term Loan Lender severally agrees to make a term loan (a "Tranche A Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche A Term Loan Commitment of such Lender and
(b) each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

                  2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative

Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be Base Rate Loans, and no Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date which is 30 days after the Closing Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in like funds.

                  2.3 Repayment of Term Loans. (a) The Tranche A Term Loan of each Tranche A Term Loan Lender shall mature in 19 consecutive quarterly installments, commencing on March 31, 2001, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the amount set forth below opposite such installment:

                 Installment                                        Principal Amount
                 -----------                                        ----------------
                 March 31, 2001                                     $4,000,000
                 June 30, 2001                                      $4,000,000
                 September 30, 2001                                 $4,000,000
                 December 31, 2001                                  $6,000,000
                 March 31, 2002                                     $6,000,000
                 June 30, 2002                                      $6,000,000
                 September 30, 2002                                 $6,000,000
                 December 31, 2002                                  $8,000,000
                 March 31, 2003                                     $8,000,000
                 June 30, 2003                                      $8,000,000
                 September 30, 2003                                 $8,000,000
                 December 31, 2003                                  $10,000,000
                 March 31, 2004                                     $10,000,000
                 June 30, 2004                                      $10,000,000
                 September 30, 2004                                 $10,000,000
                 December 31, 2004                                  $13,000,000
                 March 31, 2005                                     $13,000,000
                 June 30, 2005                                      $13,000,000
                 September 30, 2005                                 $13,000,000

                  (b) The Tranche B Term Loan of each Tranche B Term Loan Lender shall mature in 27 consecutive quarterly installments, commencing on March 31, 2001, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

                 Installment                                        Principal Amount
                 -----------                                        ----------------
                 March 31, 2001                                     $500,000
                 June 30, 2001                                      $500,000
                 September 30, 2001                                 $500,000
                 December 31, 2001                                  $375,000
                 March 31, 2002                                     $375,000
                 June 30, 2002                                      $375,000
                 September 30, 2002                                 $375,000
                 December 31, 2002                                  $375,000
                 March 31, 2003                                     $375,000
                 June 30, 2003                                      $375,000
                 September 30, 2003                                 $375,000
                 December 31, 2003                                  $375,000
                 March 31, 2004                                     $375,000
                 June 30, 2004                                      $375,000
                 September 30, 2004                                 $375,000
                 December 31, 2004                                  $375,000
                 March 31, 2005                                     $375,000
                 June 30, 2005                                      $375,000
                 September 30, 2005                                 $375,000
                 December 31, 2005                                  $22,500,000
                 March 31, 2006                                     $22,500,000
                 June 30, 2006                                      $22,500,000
                 September 30, 2006                                 $22,500,000
                 December 31, 2006                                  $26,250,000
                 March 31, 2007                                     $26,250,000

                  2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and
(ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

                  2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice in a Notice of Borrowing (which Notice of Borrowing must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Any Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans, and no Revolving Credit Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date which is 60 days after the Closing Date. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a $500,000 multiple in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,000,000 or a $500,000 multiple in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings under the Revolving Credit Commitments which are Base Rate Loans in other amounts pursuant to Section 2.7. Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

                  2.6 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("Swing Line Loans") to the Borrower; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

                  (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

                  2.7 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a) Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a $100,000 multiple in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in immediately available funds.

                  (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans. The Borrower irrevocably authorizes the Swing Line Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

                  (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in
Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "Swing Line Participation Amount") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

                  (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Revolving Credit Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Credit Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

                  (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.8 Repayment of Loans; Evidence of Indebtedness. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8), (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.15.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the

Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount (such notes, respectively, "Term Notes", "Revolving Credit Notes" and "Swing Line Notes").

                  2.9 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent including, without limitation, pursuant to the Fee Letter.

                  2.10 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.11 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall (i) designate whether the Borrower is prepaying Revolving Credit Loans, Tranche A Term Loans or Tranche B Term Loans and (ii) specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans (unless all Revolving Credit Loans are being repaid and the Revolving Credit Commitments terminated) that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a $500,000 multiple in excess thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a multiple thereof.

                  2.12 Mandatory Prepayments and Commitment Reductions.

                  (a) Unless the Required Prepayment Lenders shall otherwise agree, subject to Section 2.18(d), if any Capital Stock shall be issued (other than to the Permitted Investors) or any Funded Debt (excluding Funded Debt incurred in accordance with Section 7.2 as in effect on the date of this Agreement) shall be incurred, in either case by Holdings, the Borrower or any of its Subsidiaries, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d).

                  (b) Unless the Required Prepayment Lenders shall otherwise agree, subject to Section 2.18(d), if on any date Holdings, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale (other than the Headquarters Sale-Leaseback) or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $10,000,000 in any fiscal year plus, in the fiscal year that any such Asset Sale occurs as permitted under
Section 7.5, the Net Cash Proceeds from any Asset Sale of Pizza Play, Roadhouse, the Wisconsin Facility or Tahoe Joe's and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in
Section 2.12(d).

                  (c) Unless the Required Prepayment Lenders shall otherwise agree, subject to Section 2.18(d), if, for any fiscal year of the Borrower commencing with the fiscal year ending on or about December 31, 2001, there shall be Excess Cash Flow, the Borrower shall or shall cause the applicable Subsidiary to, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (d) Subject to Section 2.18, amounts to be applied in connection with prepayments and Revolving Credit Commitment reductions made pursuant to this Section 2.12 shall be applied, first, to the prepayment of the Term Loans, second, to reduce permanently the Revolving Credit Commitments and, third, to the Borrower or such other Person as shall be lawfully entitled thereto. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of the Total Revolving Credit Commitments as so reduced (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in immediately available funds in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent (and each of Holdings and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure all L/C Obligations from time to time outstanding and all other Obligations). If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the amount of such excess, the Borrower shall, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) the amount of such excess over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim. The application of any prepayment pursuant to Section 2.11 and this
Section 2.12 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.11 and this Section 2.12 (except in the case of Revolving Credit Loans (unless the Revolving Credit Loans are being repaid in full and the Revolving Credit Commitments terminated) that are Base Rate Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment to the applicable Lender on the amount prepaid.

                  2.13 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto unless otherwise consented to by the Administrative Agent (it being understood that any such consent shall not reduce or otherwise modify the Loan Parties' obligations under
Section 2.21 or any other Section of this Agreement). The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.14 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $2,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

                  2.15 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue Loans and Reimbursement Obligations shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.0% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2.0%, and (ii) if all or a portion of any interest payable on any

Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2.0% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2.0%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until but excluding the date that such amount is paid in full (after as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.16 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

                  2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar

Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and
(z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent (as to (a) above, which such notice shall be withdrawn as soon as practicable after the Administrative Agent has determined that the circumstances giving rise to the original notice no longer exist and as for (b) above, which such notice shall be withdrawn as soon as practicable after the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the circumstances giving rise to the original notice no longer exist), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.18 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Subject to Section 2.18(c), each payment (other than prepayments and payments with respect to increased costs/taxes) in respect of principal or interest in respect of the Loans, and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders. The application of any prepayment pursuant to this Section 2.18 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans.

                  (b) Each mandatory prepayment required by Section 2.12 to be applied to Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each optional prepayment in respect of the Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each payment (including each prepayment) of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the installments of such Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in connection with any Letter of Credit shall be made to the applicable Issuing Lender.

                  (d) Notwithstanding anything to the contrary in Section 2.12 or this Section 2.18, so long as any Tranche A Term Loans are outstanding, each Tranche B Term Loan

Lender may, at its option, decline up to 100% of the portion of any mandatory payment applicable to the Tranche B Term Loans of such Lender; accordingly, with respect to the amount of any mandatory prepayment described in Section 2.12 that is allocated to Tranche B Term Loans (such amounts, the "Tranche B Prepayment Amount"), at any time when Tranche A Term Loans remain outstanding, the Borrower will, in the case of any mandatory prepayment required to be made pursuant to
Section 2.12, in lieu of applying such amount to the prepayment of Tranche B Term Loans as provided in Sections 2.12(d) and 2.18(b), on or up to 10 Business Days prior to the date specified in Section 2.12 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a Prepayment Option Notice as described below and, on the date specified in Section 2.12 for such prepayment, deposit such amount in a cash collateral account opened by the Administrative Agent pending application of such amount in accordance with this Section 2.18(d). As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Loan Lender a Prepayment Option Notice, which shall include an offer by the Borrower to prepay on the date (each a "Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Tranche B Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. Any Tranche B Term Loan Lender which desires to decline the prepayment of a portion of its Tranche B Term Loans shall so notify the Administrative Agent no later than 11:00 A.M. (New York City time) on or prior to the fifth Business Day prior to the Prepayment Date and any Tranche B Term Loan Lender who does not so respond shall be deemed to have accepted the applicable prepayment. On the Prepayment Date, (i) the Administrative Agent shall apply from the amount deposited in the cash collateral account pursuant to this Section 2.18(d) the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which the Tranche B Term Loan Lenders have accepted prepayment as described above (each such accepting Tranche B Term Loan Lender, an "Accepting Lender"), and such amount shall be applied to reduce the Tranche B Prepayment Amount with respect to each Accepting Lender, (ii) the Administrative Agent shall apply from the amount deposited in the cash collateral account pursuant to this Section 2.18(d) an amount equal to 50% of the portion of the Tranche B Prepayment Amount not accepted by the Tranche B Term Loan Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans, and (iii) the Administrative Agent shall pay to the Borrower from the amount deposited in such cash collateral account the remaining 50% of the portion of the Tranche B Prepayment Amount not accepted by the Tranche B Term Loan Lenders; provided that if the amount held in such cash collateral account is less than the total amount required to be paid pursuant to clauses (i) and (ii) of this sentence, the Borrower shall pay to the Administrative Agent, on the Prepayment Date, in immediately available funds an amount equal to the difference between such amounts. Each of Holdings and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure all Obligations from time to time outstanding.

                  (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

                  (g) Subject to Section 2.18(d), unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  (h) Each prepayment (other than, with respect to proceeds received with respect to a Recovery Event (as contemplated by Section 2.12(b)) or pursuant to Section 2.12(c)) in respect of the Tranche B Term Loans shall be accompanied by a prepayment premium equal to (i) if such prepayment is made on or prior to the first anniversary of the Closing Date, 102% of the principal amount of such prepayment and (ii) if such prepayment is made after the first anniversary of the Closing Date and through the second anniversary to the Closing Date, 101% of the principal amount of such prepayment.

                  2.19 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                           (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts set forth in a certificate complying with Section 2.19(c) necessary to compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor set forth in a certificate complying with
Section 2.19(c), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section setting forth the calculation of such amounts in reasonable detail and submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.20 Taxes. (a) All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Arranger, any Agent or any Lender as a result of a present or former connection between such Arranger, such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Arranger's, such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Arranger, any Agent or any Lender hereunder, the amounts so payable to any Arranger, such Agent or such Lender shall be increased to the extent necessary to yield to any Arranger, such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts that would have been received hereunder had such withholding not been required; provided, however, that the Borrower or a Guarantor shall not be required to increase any such amounts payable to any Arranger, any Agent or any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Arranger's, such Agent's or such Lender's failure to comply with the requirements of paragraph (f) of this Section, or (ii) that are United States withholding taxes imposed (or branch profits taxes imposed in lieu thereof) on amounts payable to such Arranger, such Agent or such Lender at the time such Arranger, such Agent or such Lender becomes a party to this Agreement, except to the extent that (A) the imposition of such withholding taxes was due to a change in the United States tax law or interpretation thereof that became effective after the date of this Agreement or (B) such Arranger's, such Agent's or such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower or a Guarantor with respect to such Non-Excluded Taxes pursuant to this Section 2.20(a). The Borrower or the applicable Guarantor shall make any required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.

                  (b) The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

                  (c) The Borrower shall indemnify each Arranger, each Agent and any Lender, within ten days after written demand therefor, for the full amount of Non-Excluded Taxes or Other Taxes arising in connection with payments made under this Agreement (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) paid by such Arranger, such Agent or Lender or any of their respective Affiliates together with penalties, additions to tax interest and reasonable expenses arising therefrom or with respect thereto.

                  (d) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Arranger or the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

                  (e) The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (f) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall, to the extent legally able to do so, deliver to the Borrower and the Administrative Agent (and, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit I to the effect that such Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate (or a successor certificate) to the Borrower. Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  2.21 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and Letters of Credit and all other amounts payable hereunder.

                  2.22 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, and until the Administrative Agent receives notice from such Lender that such circumstances no longer exist, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

                  2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or 2.22 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.

                  2.24 Assignment of Commitments under Certain Circumstances. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.19, 2.20(a) or 2.22 or (b) withholds its consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of all of the Lenders (or that specific Lender), and such amendment, waiver or other modification of any Loan Document is consented to by the Required Lenders; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) with respect to clause (a) above only, prior to any such replacement, such Lender shall have taken no action under Section 2.23 so as to eliminate the continued need for payment of amounts owing pursuant to Section

2.19, 2.20(a) or 2.22 or shall not have waived its right to receive same, (iv) no Agent, Arranger or Lender shall be obligated to purchase the Loans of the Lender to be replaced or to find a replacement Lender therefor, (v) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement,
(vi) the Borrower shall be liable to such replaced Lender under Section 2.21 (as though Section 2.21 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vii) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent,
(viii) the replacement of such Lender shall be accomplished in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (ix) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.19, 2.20(a) or 2.22, as the case may be, and (x) any such replacement shall not eliminate or reduce the Borrower's obligations to the replaced Lender under Section 10.5 and all amounts then due and owing to such replaced Lender under Section 10.5 shall have been paid in full.

                          SECTION 3. LETTERS OF CREDIT


                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), severally agrees to issue letters of credit for the account of the Borrower ("Letters of Credit") on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero and provided further that the letters of credit issued by U.S. Bank and existing under the Existing Credit Facilities as set forth on Schedule 7.2(d) shall be deemed issued by U.S. Bank under this Agreement on the Closing Date. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                  (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. Each Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance by it of any Letter of Credit (including the amount thereof).

                  3.3 Fees and Other Charges. (a) The Borrower will pay a fee on the aggregate drawable amount of each outstanding Letter of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrower shall pay to the applicable Issuing Lender for its own account a fronting fee on the aggregate drawable amount of each outstanding Letter of Credit issued by it of 1/4 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in such Issuing Lender's obligations and rights under each Letter of Credit issued by it hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender, regardless of the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, upon demand, at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the applicable Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the applicable Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b) and (ii) thereafter, Section 2.15(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5 (or, if applicable, Section 2.7), if the Administrative Agent had received a notice of such borrowing at the time of such drawing under such Letter of Credit.

                  3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the applicable Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of an Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Arrangers, the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to the Arrangers, each Agent and each Lender that:

                  4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as at July 12, 2000 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made and the Borrower Subordinated Notes and Holdings Senior Unsecured Notes to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries as at July 12, 2000, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of the Borrower and its Subsidiaries as at December 29, 1999, December 30, 1998 and December 31, 1997, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte and Touche LLP, present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at July 12, 2000, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). As of the Closing Date and except as contemplated hereby in connection with the Transactions, Holdings, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 29, 1999, to and including the Closing Date, there has been no Disposition by the Borrower and its Subsidiaries of any material part of its business or Property other than the disposition of no more than 15 restaurants in the ordinary course of business.

                  4.2 No Change. Since December 29, 1999, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 Corporate Existence; Compliance with Law. Each of Holdings, the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and Acquisition Documentation to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents and Acquisition Documentation to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, any of the Loan Documents or any Acquisition Documentation, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document and Acquisition Documentation has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document and Acquisition Documentation upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement, the other Loan Documents, the Subordinated Debt Documentation and the Acquisition Documentation, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to Holdings, the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) (i) which enjoins, prohibits or otherwise restricts (or purports to do so) the consummation of the Acquisition or any of the other transactions contemplated hereby, (ii) with respect to any of the Loan Documents or the Acquisition Documentation or (iii) any of the transactions contemplated hereby or thereby (except in the case of (ii) and (iii) above, for those matters set forth on Schedule 4.6, none of which could reasonably be expected to have a Material Adverse Effect), or (b) that could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. Neither Holdings, the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each of Holdings, the Borrower and its Subsidiaries is the sole owner of, legally and beneficially, and has good title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any claims, liabilities, obligations, charges or restrictions of any kind, nature or description, or to any Lien, except for any Permitted Lien. None of the Pledged Stock is subject to any Lien except for Permitted Liens.

                  4.9 Intellectual Property. Holdings, the Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted or is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by Holdings, the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  4.10 Taxes. Each of Holdings, the Borrower and each of its Subsidiaries has filed or has caused to be filed all federal, state and other material tax returns that are required to be filed by it and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be) the contents of all such material tax returns are correct and complete in all material respects, no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.11 Federal Regulations. (a) On the initial Borrowing Date, no part of the proceeds of the Loans or Letters of Credit will be used for purchasing or carrying any "margin stock" (within the meaning of Regulation U) in violation of Regulation U and thereafter no part of the proceeds of the Loans or Letters of Credit will be used for purchasing or carrying any "margin stock" (within the meaning of Regulation U) and (b), no part of the proceeds of the Loans or Letters of Credit will be used for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No indebtedness being reduced or retired out of the proceeds of the Loans or Letters of Credit was or will be incurred for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U). Following application of the proceeds of the Loans and Letters of Credit, "margin stock" (within the meaning of Regulation U) does not constitute more than 25% of the value of the assets of Holdings, the Borrower and its Subsidiaries. None of the transactions contemplated by this Agreement (including, without limitation, the direct and indirect use of proceeds of the Loans and Letters of Credit) will violate or result in a violation of Regulation T, Regulation U or Regulation X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  4.12 Labor Matters. There are no strikes, stoppages, slowdowns or other labor disputes against Holdings, the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Holdings, the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

                  4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with all applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X) which limits or conditions its ability to incur Indebtedness.

                  4.15 Subsidiaries. (a) The Subsidiaries listed on Schedule
4.15 constitute all the Subsidiaries of the Borrower as of the Closing Date after giving effect to the Acquisition. Schedule 4.15 sets forth as of the Closing Date and after giving effect to the Acquisition, the name and jurisdiction of incorporation of each Subsidiary of Holdings and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by Holdings, the Borrower and its Subsidiaries.

                  (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as disclosed on Schedule 4.15. None of Holdings, the Borrower or any of its Subsidiaries has issued, or authorized the issuance of, any Disqualified Stock.

                  (c) The maximum amount of shares of common and preferred stock of Holdings that can be issued under the Warrant Agreement does not exceed 5.95% of the outstanding shares of common and preferred stock of Holdings (in the same ratio as the ratio of common to preferred stock of Holdings held by the Sponsor on the Closing Date) on a fully diluted basis on the Closing Date.

                  4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to finance a portion of the Acquisition and to pay related fees and expenses. The proceeds of the Revolving Credit Loans and the Swing Line Loans, and the Letters of Credit, shall be used for general corporate purposes of the Borrower and its Subsidiaries as permitted under this Agreement.

                  4.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a) Holdings, the Borrower and its Subsidiaries: (i) are, and have been, in compliance with all applicable Environmental Laws; and
         (ii) reasonably believe that compliance with all applicable Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

                  (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased, operated or otherwise occupied by Holdings, the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use, recycling, treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of Holdings, the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to Holdings, the Borrower or any of its Subsidiaries, or (ii) interfere with Holdings', the Borrower's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by Holdings, the Borrower or any of its Subsidiaries.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which Holdings, the Borrower or any of its Subsidiaries is, or to the knowledge of Holdings or the Borrower will be, named as a party that is pending or, to the knowledge of Holdings or the Borrower, threatened.

                  (d) Neither Holdings, the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) Neither Holdings, the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

                  (f) Neither Holdings, the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

                  (g) True and correct copies of all environmental site assessment reports and any other written analyses, summaries or explanations describing the environmental conditions in, on or about any Real Estate now or formerly owned, leased, operated or otherwise occupied by Holdings, the Borrower or any of its Subsidiaries have been provided to the Administrative Agent to the extent such reports or other documentation is in the possession and control of Holdings, the Borrower, or any of its Subsidiaries.

                  4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Arrangers, the Administrative Agent, the Syndication Agent, the Documentation Agent or the Lenders or any of them by or on behalf of Holdings, the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Holdings and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Closing Date, the representations and warranties contained in the Acquisition Documentation are true and correct in all material respects. There is no fact known to Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and written statements furnished to the Arrangers, the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a)-1 (which financing statements have been duly completed and executed and delivered to the Administrative Agent) and such other





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

filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement are made (all of which filings have been duly completed and executed and delivered to the Administrative Agent), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral which can be perfected by such filings and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Permitted Liens).
Schedule 4.19(a)-2 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date. Schedule 4.19(a)-3 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will be terminated on or prior to the Closing Date; and on or prior to the Closing Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements, signed by the relevant secured party, in respect of each such UCC Financing Statement.


                  (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on, and security interest in, the Mortgaged Properties described, and as defined, therein and proceeds and products thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a Lien on, and security interest in, all of the Mortgaged Properties and the proceeds and products thereof, as security for the Obligations, in each case prior and superior in right to any other Person other than Permitted Liens.

                  (c) The Intellectual Property Security Agreements are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Intellectual Property Collateral described therein and proceeds and products thereof. Upon the filing of (i) the Intellectual Property Security Agreements in the appropriate indexes of the United States Patent and Trademark Office relative to patents and trademarks (within three (3) months after the Closing
Date), and the United States Copyright Office relative to copyrights (within thirty (30) days after the Closing Date), together with provision for payment of all requisite fees, and (ii) financing statements in appropriate form for filing in the offices specified on Schedule 4.19(c) (which financing statements have been duly completed and executed and delivered to the Administrative Agent ) the Intellectual Property Security Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Permitted Liens).

                  4.20 Solvency. Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection with the Loan Documents and the Acquisition will be and will continue to be, Solvent.

                  4.21 Senior Indebtedness. The Obligations (including, without limitation, the guarantee obligations of each Guarantor under the Guarantee and Collateral Agreement) constitute "Senior Indebtedness" under and as defined in the Borrower Subordinated Note Purchase Agreement. The Liens of the Administrative Agent for the benefit of the Secured

Parties on the Collateral are not prohibited under the terms of the Subordinated Debt Documentation.

                  4.22 Regulation H. Except as shown on the surveys for the owned properties, no Mortgage for owned property encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  4.23 Insurance. Each of Holdings, the Borrower and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and none of Holdings, the Borrower or any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.

                  4.24 Acquisition Documentation. On the Closing Date, the Acquisition Documentation listed on Schedule 4.24 attached hereto constitute all of the material agreements, instruments and undertakings to which Holdings, the Borrower or any of its Subsidiaries is bound or by which such Person or any of its property or assets is bound or affected relating to, or arising out of, the Acquisition (including, without limitation, any agreements, instruments or undertakings assumed pursuant to the Acquisition Agreement). None of such material agreements, instruments or undertakings have been amended, supplemented or otherwise modified in any material respect, and as of the Closing Date all such material agreements, instruments and undertakings are in full force and effect. No party to any Acquisition Documentation is currently in default thereunder and no party thereto, or any other Person, has the right to terminate any Acquisition Documentation.

                  4.25 Real Estate. (a) Schedule 4.25(a) sets forth a true, complete and correct list of all Real Estate used or occupied by the Borrower or any Subsidiary as of the date hereof, including a brief description thereof, including, in the case of leases, the street address, landlord name, rent amount, lease date and lease expiration date. The Borrower has delivered to the Administrative Agent true, complete and correct copies of all such leases.

                  (b) Each parcel of Real Estate and the current use thereof complies with all applicable Requirements of Law (including building and zoning ordinances and codes) and with all Insurance Requirements and the Borrower is not a non-conforming user of such Real Estate, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

                  (c) Except as indicated on Schedule 4.25(c), no Taking has been commenced or, to the best of Holdings' or the Borrower's knowledge, is contemplated with respect to all or any material portion of the Real Estate or for the relocation of roadways providing access to such Real Estate.

                  (d) There are no pending or, to the best knowledge of Holdings or the Borrower, proposed special or other assessments for public improvements or otherwise affecting any material portion of the owned Real Estate, nor are there any contemplated improvements to such owned Real Estate that may result in such special or other assessments.

                  (e) None of Holdings, the Borrower or any of its Subsidiaries has suffered, permitted or initiated the joint assessment of any owned Mortgaged Property with any other real property constituting a separate tax lot. Each owned Mortgaged Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

                  (f) Each of Holdings, the Borrower and its Subsidiaries has obtained all permits, licenses, variances and certificates required by Requirements of Law to be obtained by such Person and necessary to the use and operation of each parcel of Real Estate, except where the failure to have such permit, license, certificate or variance would not prohibit the use of such parcel of Real Estate as it is currently being used. The use being made of each parcel of Real Estate is in conformity with the certificate of occupancy and/or such other permits, licenses, variances and certificates for such Real Estate and any other restrictions, covenants or conditions affecting such Real Estate, except for any such nonconformity that could not reasonably be expected to have a Material Adverse Effect.

                  (g) Except as set forth on Schedule 4.25(g), to the best knowledge of the Borrower, each parcel of Real Estate is free from material structural defects and all building systems contained therein are in good working order and condition, ordinary wear and tear excepted, suitable for the purposes for which they are currently being used.

                  (h) Except as specifically disclosed in the financial statements described in Section 4.1 or on Schedule 4.25(h), none of the Real Estate is subject to any lease, sublease, license or other agreement granting to any Person any right to the use, occupancy, possession or enjoyment of the Real Estate or any portion thereof. Except as disclosed on Schedule 4.25(h), there are no outstanding options to purchase or rights of first refusal or restrictions on transferability affecting any owned Real Estate.

                  (i) Other than exceptions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,
(a) each parcel of Real Estate has adequate rights of access to public ways to permit the Real Estate to be used for its intended purpose, and is served by installed, operating and adequate water, electric, gas, telephone, sewer, sanitary sewer and storm drain facilities; (b) all public utilities necessary to the continued use and enjoyment of each parcel of Real Estate as used and enjoyed on the Closing Date are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve such Real Estate without passing over other Property except for land of the utility company providing such utility service or, in the case of leased Real Estate, contiguous land owned by the lessor of such leased Real Estate; (c) all roads necessary for the full utilization of each parcel of Real Estate for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of such Real Estate; and (d) except for public streets and sidewalks, none of Holdings, the Borrower or






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

any of its Subsidiaries uses or occupies any real property other than such Real Estate in connection with the use and operation of any Real Estate.

                  (j) Other than exceptions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,
(a) no building or structure constituting Real Estate or any appurtenance thereto or equipment thereon, or the use, operation or maintenance thereof, violates any restrictive covenant or encroaches on any easement or on any property owned by others, which violation or encroachment interferes with the use or could materially adversely affect the value of such building, structure or appurtenance or which encroachment is necessary for the operation of the business at any Real Estate, and (b) all buildings, structures, appurtenances and equipment necessary for the use of each parcel of Real Estate for the purpose for which it is currently being used are located on the real property encumbered by such Mortgage.

                  (k) Each parcel of Real Estate, including each leased parcel, has adequate available parking to meet legal and operating requirements.

                  (l) No portion of the Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been completely repaired and restored to its original condition.

                  (m) The Mortgaged Property includes every parcel of Real Estate owned by Holdings, the Borrower or any Subsidiary, as well as every interest in Real Estate consisting of a lease with a rent in excess of $125,000 per annum that expressly permits the tenant to mortgage its leasehold estate.

                  4.26 Permits. (a) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, both before and after consummation of the Acquisition: (i) each of Holdings, the Borrower and its Subsidiaries has obtained and holds all Permits required for all Real Estate and any other Property owned, leased, operated or otherwise occupied by or on behalf of, or for the benefit of, such Person and for the operation of each of its businesses as presently conducted and as proposed to be conducted, (ii) all such Permits are in full force and effect and not subject to appeal, and each of Holdings, the Borrower and its Subsidiaries is in full compliance with all requirements of such Permits, (iii) no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, non-renewal, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to Holdings, the Borrower or any of its Subsidiaries, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person, (v) each of Holdings, the Borrower and its Subsidiaries reasonably believes that each of its Permits will be timely renewed and complied with, without material expense, and that any additional Permits that may be required of such Person will be timely obtained and complied with, without material expense, and (vi) neither Holdings nor the Borrower has any knowledge or reason to believe that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any such Permit.

                  (b) Both before and after giving effect to the Acquisition, no consent or authorization of, filing with, Permit from, or other act by or in respect of, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of, or enforcement of remedies (including, without limitation, foreclosure on the Collateral) pursuant to, this Agreement and the other Loan Documents, other than consents and approvals of, and Permits (other than Environmental Permits) issued by, Governmental Authorities required in connection with any foreclosure on the Collateral pursuant to the Security Documents.

                  4.27 Leases. (a) Both before and after giving effect to the Acquisition, each of Holdings, the Borrower and its Subsidiaries has paid all payments required to be made by it under leases of real property where any of the Collateral is or may be located from time to time (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or such Subsidiary, as the case may be); no landlord Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such payments.

                  (b) Each of the leases listed on Schedule 4.25 is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms. There is not under any such lease any existing breach, default or event of default by the Borrower or its relevant Subsidiary or, to the best of the Borrower's knowledge, by any other party to such lease.

                  (c) No party to any lease has given the Borrower or its relevant Subsidiary notice of or made a claim with respect to any breach or default that has not now been cured.

                  (d) With respect to those leases that were assigned or subleased to the Borrower by a third party, required consents to such assignments or subleases have been obtained; the Borrower has obtained any third party lease consents required on account of the consummation of the transactions contemplated by the Acquisition Agreement.

                  4.28 Immaterial Subsidiaries. No Immaterial Subsidiary owns any material assets, conducts any material business or is the obligor under any other material Indebtedness (other than guarantees of the Borrower Subordinated Notes as permitted under Section 7.2(f)(ii)).

                  4.29 Supply Contracts. Neither Holdings, the Borrower nor any of its Subsidiaries is party to any contract for the provision of goods or services, the termination or expiration of which, without equivalent replacement, is reasonably foreseeable, which, upon such termination or expiration without equivalent replacement could reasonably be expected to have a Material Adverse Effect.

                         SECTION 5. CONDITIONS PRECEDENT


                  5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction,





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

prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Holdings and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and each Subsidiary Guarantor, (iii) the Intellectual Property Security Agreements, each executed and delivered by a duly authorized officer of the Loan Party party thereto,
         (iv) each Acknowledgment and Consent, executed and delivered by a duly authorized officer of the Issuer (each as defined in the Guarantee and Collateral Agreement) party thereto, (v) a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each Loan Party party thereto, (vi) the Subordinated Intercompany Note, executed and delivered by a duly authorized officer of Holdings, the Borrower and each of its Subsidiaries, and (vii) if requested by any Lender, for the account of such Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

                  (b) Acquisition, etc. The following transactions (collectively the "Transactions") shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

                           (i) the Acquisition shall have been consummated for an aggregate purchase price not exceeding $668,200,000 (including fees and expenses not exceeding $25,000,000 in the aggregate) pursuant to, and in strict compliance with the Acquisition Agreement and the other Acquisition Documentation, which other Acquisition Documentation shall be satisfactory to the Lenders and no material provision of any Acquisition Documentation shall have been waived, amended, supplemented or otherwise modified without the consent of the Administrative Agent;

                           (ii) Holdings shall have received at least
         $130,000,000 from the issuance of its Capital Stock (other than Disqualified Stock) to the Permitted Investors and the Other Equity Investors (including at least $7,500,000 from the proceeds of the issuance of its Capital Stock (other than Disqualified Stock) to certain members of management of the Borrower), and all such proceeds shall have been contributed to the Borrower;

                           (iii) Holdings shall have received at least
         $15,000,000 in gross cash proceeds from the issuance of the Holdings Senior Unsecured Notes;

                           (iv) the Borrower shall have received at least $80,000,000 in gross cash proceeds from the issuance of the Borrower Subordinated Notes;

                           (vi) the Borrower shall have received at least $20,000,000 in gross cash proceeds from the Headquarters Sale-Leaseback and shall have at least $110,000,000 in cash on its balance sheet; and

                           (vii) the capital structure of Holdings, the Borrower and each other Loan Party immediately after the Acquisition shall be as described in Schedule 4.15.

                  (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower and its Subsidiaries for the 1997, 1998 and 1999 fiscal years and (iii) unaudited interim consolidated financial statements of the Borrower and its Subsidiaries for each four week period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its Subsidiaries, since December 29, 1999.

                  (d) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary or, in the discretion of the Administrative Agent, advisable in connection with the Acquisition, the continuing operations of Holdings, the Borrower and its Subsidiaries and the transactions contemplated hereby and by the Acquisition Documentation shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby or by the Subordinated Debt Documentation.

                  (e) Related Agreements. (i) The Administrative Agent shall have received (in a form and substance reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of the Acquisition Documentation and the Subordinated Debt Documentation and such other documents or instruments as may be reasonably requested by the Administrative Agent, and (ii) the Administrative Agent shall have received (in form and substance satisfactory to each of the Lenders) copies of all other documentation evidencing or relating to the Transactions and any other debt instrument, security agreement or other material contract to which any Loan Party may be a party.

                  (f) Termination of Existing Credit Facilities. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Existing Credit Facilities shall be simultaneously terminated, all amounts outstanding thereunder shall be simultaneously paid in full and arrangements satisfactory to the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith including, without limitation, receipt by the Administrative Agent of satisfactory notices of relinquishment of security interest or the like with respect to Intellectual Property.

                  (g) Fees. The Lenders, the Arrangers and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (h) Solvency. The Lenders shall have received a Solvency Certificate executed by the Chief Financial Officer of Holdings and each other Loan Party which shall document the solvency of Holdings and its Subsidiaries after giving effect to the transactions contemplated hereby.

                  (i) Lien Searches. The Administrative Agent shall have received the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office in which Uniform Commercial Code financing statements or other filings or recordations should be made to evidence or perfect (with the priority required under the Loan Documents) security interests in all Property of the Loan Parties, and such search shall reveal no Liens on any of the assets of the Borrower or its Subsidiaries except for Permitted Liens or Liens set forth in
         Schedule 4.19(a)-3.

                  (j) Environmental Matters. The Administrative Agent shall have received a written environmental assessment regarding all owned real property Collateral, prepared by Environ International Corporation, dated July 2000, together with a letter from Environ International Corporation permitting the Agents, the Lenders and their representatives to rely on the environmental assessment as if addressed to and prepared for each of them.

                  (k) Expenses. The Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Acquisition and the financing thereof shall not exceed $25,000,000 in the aggregate.

                  (l) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated as of the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (m) Senior Leverage Ratio Certificate. The Administrative Agent shall have received a certificate of the Chief Financial Officer of the Borrower and its Subsidiaries stating that the Consolidated Senior Leverage Ratio of the Borrower and its Subsidiaries as of the Closing Date, pro forma for the Acquisition does not exceed 2.5:1.00.

                  (n) Other Certifications. The Administrative Agent shall have received the following:

                           (i) a copy of the Governing Documents of each Loan Party, and each amendment thereto certified (as of a date reasonably near the date of the initial extension of credit) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized;

                           (ii) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each Loan Party is organized, dated reasonably near the date of the initial extension of credit listing the charter of such Loan Party and each amendment thereto on file in such office and certifying that
         (A) such amendments are the only amendments to such Person's charter on file in such office, (B) such Person has paid all franchise taxes to the date of such certificate and (C) such Person is duly organized and in good standing under the laws of such jurisdiction;

                           (iii) a telephonic confirmation from the Secretary of State or other applicable Governmental Authority of each jurisdiction in which each of Holdings, the Borrower and each of its Material Subsidiaries is organized certifying that Holdings, the Borrower and each such Material Subsidiary is duly organized and in good standing under the laws of such jurisdiction on the date of the initial extension of credit, together with a written confirmatory report in respect thereof prepared by, or on behalf of, a filing service acceptable to the Administrative Agent; and

                           (iv) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of each jurisdiction in which Holdings, the Borrower and each of its Material Subsidiaries is required to be qualified as a foreign corporation or entity, except where the failure to be so qualified would not have a Material Adverse Effect, dated reasonably near the date of the initial extension of credit, stating that Holdings, the Borrower and each of its Material Subsidiaries is duly qualified and in good standing as a foreign corporation or entity in each such jurisdiction and has filed all annual reports required to be filed to the date of such certificate; and telephonic confirmation from the Secretary of State or other applicable Governmental Authority of each state listed on Schedule 5.1(n) on the date of the initial extension of credit as to the due qualification and continued good standing of each such Person listed on
         Schedule 5.1(n) as a foreign corporation or entity in each such jurisdiction on or about such date, together with a written confirmatory report in respect thereof prepared by, or on behalf of, a filing service acceptable to the Administrative Agent.

                  (o) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (ii) the legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1;

                           (iii) the legal opinion of Maslon, Edelman, Borman & Brand, Minnesota counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-2;

                           (iv) each legal opinion, if any, delivered in connection with the Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders; and

                           (iv) the legal opinion of local counsel in each of the states of Arizona, California, Connecticut, Illinois, Kentucky, Ohio, Oklahoma and Wisconsin and of such other special and local counsel as may be required by the Administrative Agent.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (p) Pledged Stock; Stock Power; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (including the Subordinated Intercompany Note) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

                  (q) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on, and security interest in, the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), shall have been delivered to the Administrative Agent in form to be duly filed, registered or recorded, as applicable.

                  (r) Surveys. The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in Section 5.1(s) below (the "Title Insurance Company") shall have received, maps or plans of an as-built survey of the sites of the owned Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated not more than 60 days prior to the Closing Date by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997 or 1999 and meeting the accuracy requirements as defined therein, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: Each Survey shall (a) be a current "as-built" survey showing the location of any adjoining streets (including their widths and any pavement or other improvements), easements (including the recorded information with respect to all recorded instruments), the mean high water base line or other legal boundary lines of any adjoining bodies of water, fences, zoning or restriction setback lines, rights-of-way, utility lines to the points of connection and any encroachments; (b) locate all means of ingress and egress, certifying the amount of acreage and square footage, indicate the address of the property, contain the legal description of the property, and also contain a location sketch of the property; (c) show the location of all improvements as constructed on the property, all of which shall be within the boundary lines of the property and conform to all applicable zoning ordinances, set-back lines and restrictions; (d) indicate the location of any improvements on the property with the dimensions in relations to the lot and building lines; (e) show measured distances from





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

         the improvements to be set back and specified distances from street or property lines in the event that deed restrictions, recorded plats or zoning ordinances require same; (f) designate all courses and distances referred to in the legal description, and indicate the names of all adjoining owners on all sides of the property, to the extent available; and (g) indicate the flood zone designation, if any, in which the property is located. The legal description of the applicable property shall be shown on the face of each survey or affixed thereto, and the same shall conform to the legal description contained in the title policy described below.

                  (s) Title Insurance; Flood Insurance.

                           (i) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 Form B (Amended 10/17/70 and 10/17/84) (or equivalent policies), if available; (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request in form and substance acceptable to the Administrative Agent, including, without limitation (to the extent applicable with respect to such Mortgaged Property and available in the jurisdiction in which such Mortgaged Property is located), the following: variable rate endorsement; survey endorsement; comprehensive endorsement; zoning (ALTA 3.1 with parking added) endorsement; first loss, last dollar and tie-in endorsement; access coverage; separate tax parcel coverage; usury; doing business; subdivision; environmental protection lien; CLTA 119.2 and CLTA 119.3 (for leased Real Estate, only); contiguity coverage; and such other endorsements as the Administrative Agent shall reasonably require in order to provide insurance against specific risks identified by the Administrative Agent in connection with such Mortgaged Property, and
         (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                           (ii) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage and is located in a flood zone (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and

         (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

                           (iii) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the Mortgaged Properties.

                  (t) Insurance Certificates. The Administrative Agent shall have received insurance certificates or policies (a) satisfying the requirements of Section 4.23 and of Section 5.3 of the Guarantee and Collateral Agreement and (b) as requested by the Administrative Agent with respect to certain contingent liabilities affecting Holdings, the Borrower or any other Loan Party.

                  (u) Contingent Liabilities. The Arrangers shall be satisfied as of the Closing Date with the status (including any contingency plans with respect thereto) of all contingent liabilities affecting Holdings, the Borrower and the other Loan Parties.

                  (v) Notice of Borrowing. The Administrative Agent shall have received, at least one Business Day prior to the Closing Date, a duly completed and executed Notice of Borrowing with respect to any Loans to be made to the Borrower on the Closing Date.

                  (w) Existing Notes. Any Existing Notes not converted into cash in connection with the Acquisition as described in the Proxy shall have been called for redemption by the Borrower and the proceeds necessary therefor shall have been placed in a segregated account with the Paying Agent pursuant to an agreement reasonably satisfactory to the Agents.

                  (x) Miscellaneous. The Administrative Agent shall have received such other documents, agreements, certificates and information as it shall reasonably request.

                  5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.





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

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by Holdings and the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, the Arrangers or any Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

                  6.1 Financial Statements. Furnish to each Agent and each
Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte and Touche LLP or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and except that monthly and quarterly financial statements need not have notes unless such notes are prepared for the board of directors of the Borrower or Holdings).





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

                  6.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (i), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings, the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent in writing, a listing of any county, state, territory, province, region or any other jurisdiction, or any political subdivision thereof, whether of the United States or otherwise, where any Loan Party keeps inventory or equipment (other than mobile goods) and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing
         Date);

                  (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of Holdings, the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of Holdings, the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                  (e) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Acquisition Documentation, the Borrower Subordinated Debt Documentation, the Holdings Senior Unsecured Debt Documentation, the Governing Documents of Holdings, the Borrower or any of its Subsidiaries;

                  (f) within five days after the same are sent, copies of all financial statements, reports and notices that Holdings, the Borrower or any of its Subsidiaries sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings, the Borrower or any of its Subsidiaries may make to, or file with, the SEC;

                  (g) as soon as possible and in any event within five days of obtaining knowledge thereof: (i) notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to have a Material Adverse Effect; and (ii) any notice that any Governmental Authority may deny issuance of any Environmental Permit or any other material Permit held or applied for by Holdings, the Borrower or any of its Subsidiaries, condition approval or renewal of, or any application for, any such permit on terms and conditions that are materially burdensome to Holdings, the Borrower or any of its Subsidiaries, or to the operation of any of its businesses (both before and after giving effect to the Acquisition) or any property owned, leased, operated or otherwise occupied by such Person;

                  (h) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, a certificate containing all information and calculations necessary for determining the Consolidated Leverage Ratio as of the end of such fiscal year;

                  (i) on the date of the occurrence thereof, notice that (i) any or all of the obligations under the Borrower Subordinated Note Purchase Agreement have been accelerated or (ii) trustee or the required holders of the Borrower Subordinated Note Purchase Agreement has given notice that any or all such obligations are to be accelerated;

                  (j) on the date of the occurrence thereof, notice that (i) any or all of the obligations under the Holdings Senior Unsecured Note Purchase Agreement have been accelerated or (ii) trustee or the required holders of the Holdings Senior Unsecured Note Purchase Agreement has given notice that any or all such obligations are to be accelerated;

                  (k) to the extent not included in clauses (a) through (g) above, no later than the date the same are required to be delivered thereunder, copies of all agreements, documents or other instruments (including, without limitation, (i) audited and unaudited, pro forma and other financial statements, reports, forecasts, and projections, together with any required certifications thereon by independent public auditors or officers of Holdings, the Borrower or any of its Subsidiaries or otherwise, (ii) press releases, (iii) statements or reports furnished to any other holder of the securities of Holdings, the Borrower or any of its Subsidiaries, and (iv) regular, periodic and special securities reports) that Holdings, the Borrower or any of its Subsidiaries is required to provide pursuant to the terms of the Subordinated Debt Documentation; and

                  (l) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Except as set forth in Sections
7.6 and 7.9, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be.

                  6.5 Conduct of Business and Maintenance of Existence, etc. (a)
(i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) to the extent not in conflict with this Agreement or the other Loan Documents, comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                  (b) Maintain all material rights of way, easements, grants, privileges, licenses, certificates, and permits necessary or advisable for the use of any Real Estate and will not, without the prior written consent of the Administrative Agent, consent to any public or private restriction as to the use of any Real Estate.

                  (c) Maintain with financially sound and reputable insurance companies insurance on all its Property (including, without limitation, all inventory, equipment and vehicles) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent with copies for each Secured Party, upon written request, full information as to the insurance carried; provided that in any event each of Holdings, the Borrower and its Subsidiaries will maintain (i) property and casualty insurance on all Property on an all risks basis (including the perils of flood and quake, loss by fire, explosion and theft and such other risks and hazards as are covered by a standard extended coverage insurance policy), covering the repair or replacement cost of all such Property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), (ii) public liability insurance, and
(iii) building law and ordinance coverage in such amount as to address to the reasonable satisfaction of the Administrative Agent any increased cost of construction, debris removal and/or demolition expenses incurred as a result of the application of any building law and/or ordinance. All such insurance with respect to each of Holdings, the Borrower and its Subsidiaries shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Administrative Agent may approve in writing. All insurance shall
(i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) if reasonably requested by the Administrative Agent, include a breach of warranty clause, (iii) contain a "Replacement Cost Endorsement" with a waiver of depreciation and a waiver of subrogation against any Secured Party, (iv) contain a standard noncontributory mortgagee clause naming the Administrative Agent (and/or such other party as may be designated by the Administrative Agent) as the party to which all payments made by such insurance company shall be paid,
(v) if requested by the Administrative Agent, contain endorsements providing that none of Holdings, the Borrower or any of its Subsidiaries, any Secured Party or any other Person shall be a co-insurer under such insurance policies, and (vi) be reasonably satisfactory in all other respects to the Administrative Agent. Each Secured Party shall be named as an additional insured on all liability insurance policies of each of Holdings, the Borrower and its Subsidiaries and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies of each such Person.

                  (d) Deliver to the Administrative Agent on behalf of the Secured Parties, (i) on the Closing Date, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) upon request of any Secured Party from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by any of Holdings, the Borrower or any of its Subsidiaries, and (v) promptly after such information is available to any of Holdings, the Borrower or any of its Subsidiaries, full information as to any claim for an amount in excess of $2,500,000 with respect to any property and casualty insurance policy maintained by any of Holdings, the Borrower or its Subsidiaries.

                  (e) Preserve and protect the Lien status of each respective Mortgage and, if any Lien (other than unrecorded Liens permitted under Section
7.3 that arise by operation of law and other Liens permitted under Section 7.3(e)) is asserted against a Mortgaged Property, promptly and at its expense, give the Administrative Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner satisfactory to the Administrative Agent.

                  6.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent and the Lenders to visit and inspect any of its properties and examine and, at the Borrower's expense, make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by the Administrative Agent or such Lenders (except, in the case of the Lenders, no more than 4 times per year while no Default or Event of Default is continuing), and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and its Subsidiaries with officers and employees of Holdings, the Borrower and its Subsidiaries and with their respective independent certified public accountants (in the presence of an officer of the Borrower or the Sponsor if so desired by the Borrower or the Sponsor).

                  6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Holdings, the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting Holdings, the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after Holdings, the Borrower or any of its Subsidiaries knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect; and

                  (f) any notice of default given to the Borrower or any of its Subsidiaries from a landlord in connection with any leased property where inventory of the Borrower or its Subsidiaries is located.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8 Environmental Laws (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain, maintain and comply in all material respects, and ensure that all tenants and subtenants obtain, maintain and comply in all material respects, with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  (c) At least 30 days prior to the purchase of any real property that will be mortgaged to the Administrative Agent as provided hereunder, provide the Lenders with copies of a written environmental assessment conforming to the standards of the ASTM "Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process" (ASTM 1527) regarding the property to be acquired, and such other documentation, in form and substance reasonably satisfactory to the Administrative Agent, as is necessary to establish that the acquisition of such real property will not cause a Material Adverse Effect. Subject to the approval of the Administrative Agent, an environmental assessment conforming to the standards of the ASTM "Standard Practice for Environmental Site Assessments: Transaction Screen Process" (ASTM
1528) may be substituted for the environmental assessment required by the preceding sentence.

                  (d) At least 30 days prior to the leasing of any real property that will be mortgaged to the Administrative Agent as provided hereunder, provide the Lenders with documentation, in form and substance reasonably satisfactory to the Administrative Agent, as is necessary to establish that the leasing of such real property will not cause a Material Adverse Effect.

                  6.9 Interest Rate Protection. In the case of the Borrower, within 60 days after the Closing Date, enter into Hedge Agreements to the extent necessary to provide that at least $125,000,000 of the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than two years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

                  6.10 Additional Collateral, etc.(a) With respect to any Property acquired after the Closing Date or, in the case of inventory or equipment, any Property moved after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than (x) any Property described in paragraphs
(b), (d) or (e) of this Section, and (y) Property acquired by an Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected security interest, promptly (and, in any event, within 30 days following the date of such acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property; provided that, with respect to Property subject to a Lien expressly permitted by Section 7.3(g) or
(k), the grant of a security interest shall only be required if such grant is permitted by the terms of the Indebtedness pursuant to which such permitted Lien was granted and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property (or with respect to Property subject to a

Lien expressly permitted by Section 7.3 (g) or (k), if permitted, a perfected second priority security interest in such Property), including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent. Notwithstanding the foregoing, after the Closing Date the Borrower shall not be required to pledge to the Administrative Agent any interest in any newly leased Real Estate with an annual rent (base and contingent) of less than $125,000.

                  (b) With respect to any fee interest in any Real Estate having a value (together with improvements thereof) of at least $1,000,000 (as reasonably determined by the Administrative Agent) acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than any such Real Estate owned by an Excluded Foreign Subsidiary, promptly (and, in any event, within 60 days following the date of such acquisition) (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such Real Estate (or with respect to Real Estate subject to a Lien expressly permitted by Section 7.3 (g) or (k), if permitted, a perfected second priority security interest in such Real Estate),
(ii) if requested by the Administrative Agent, provide the Secured Parties with
(x) extended coverage title insurance covering such Real Estate in an amount at least equal to the purchase price of such Real Estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) Notwithstanding the provisions of any leasehold Mortgage to the contrary, with respect to any leasehold interest that is a Mortgaged Property subject to a Mortgage in favor of Administrative Agent, the Borrower may elect not to renew such lease, but to allow it to expire under its terms if the Borrower shall have, at the time of such expiration:

                           (i) executed and delivered a first priority substitute Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, encumbering other leasehold Real Estate not now a Mortgaged Property, which leasehold(s) shall have an aggregate minimum annual rent no less than the rent of the expired lease at the time of its expiration and which leasehold(s) shall be of a duration (including renewal terms) not less than the unexercised renewal term(s) of such expired lease and shall grant to the Administrative Agent lender protections not materially less than those contained in the expired lease, as determined by the Administrative Agent in its reasonable discretion;

                           (ii) if requested by the Administrative Agent, provided the Secured Parties with (x) extended coverage title insurance covering such Real Estate in an amount at least equal to 125% of the cumulative rent of such Real Estate through the anticipated date of payment in full of the Obligations and the termination or expiration of all Commitments and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent; and

                           (iii) if requested by the Administrative Agent, delivered to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary) by Holdings, the Borrower or any of its Subsidiaries, promptly (and, in any event, within 30 days following such creation or the date of such ACQUISITION) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by Holdings, the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, the Intellectual Property Security Agreements, and the Subordinated Intercompany Note and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement and the Intellectual Property Security Agreements with respect to such new Subsidiary, including, without limitation, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office, the execution and delivery by all necessary Persons of Control Agreements and the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, the Intellectual Property Security Agreements or by law or as may be requested by the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (e) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by Holdings, the Borrower or any of its Domestic Subsidiaries, promptly (and, in any event, within 30 days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by Holdings, the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Domestic Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent thereon, (iii) cause such new Subsidiary to become a party to the Subordinated Intercompany Note, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (f) Notwithstanding anything to the contrary in this Section 6.10, paragraphs (a), (b), (c), (d) and (e) of this Section 6.10 shall not apply to any Property, new Subsidiary or new Excluded Foreign Subsidiary created or acquired after the Closing Date, as applicable, as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

                  6.11 Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in Section 4.16.

                  6.12 ERISA Documents. The Borrower will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent's request, any or all of the following: (i) a copy of each Plan (or, where any such Plan is not in writing, a complete description thereof) and, if applicable, related trust agreements or other funding instruments and all amendments thereto, and all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Borrower or any of its Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan; (iii) for the three most recent plan years preceding the Administrative Agent's request, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any Commonly Controlled Entity to each such Plan and copies of the collective bargaining agreements requiring such contributions; (v) any information that has been provided to the Borrower or any Commonly Controlled Entity regarding withdrawal liability under any Multiemployer Plan; (vi) the aggregate amount of payments made under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) to any retired employees of the Borrower or any of its Subsidiaries (or any dependents thereof) during the most recently completed fiscal year; and
(vii) documents reflecting any agreements between the PBGC and the Borrower or any Commonly Controlled Entity with respect to any Plan.

                  6.13 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by Holdings, the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto, including, without limitation, security interests in after-acquired property. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                  6.14 Immaterial Subsidiaries. Ensure that none of the Immaterial Subsidiaries acquires any material assets, conducts any material business or incurs any material Indebtedness or other liabilities (other than unsecured guarantees of the Borrower Subordinated Notes as permitted under
Section 7.2(f)(ii)).

                  6.15 Post-Closing Matters (a) Deliver to the Administrative Agent prior to January 12, 2001, duly executed consents to assignment, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the "HomeTown" trademark license and the "Country Harvest Buffet" trademark license unless, prior to such date the Borrower (or any Subsidiary thereof) grants the Administrative Agent for the benefit of the Secured Parties, a perfected first priority security interest in such trademarks pursuant to
Section 6.10.

                  (b) Comply with all of the obligations set forth on Schedule 6.15.

                         SECTION 7. NEGATIVE COVENANTS

                  Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, the Arrangers or any Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1 Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters (or, if less, the number of full fiscal quarters subsequent to the Closing Date) of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                                 Consolidated
                 Fiscal Quarter                                 Leverage Ratio
                 --------------                                 --------------
                 FQ4, 2000                                      3.35:1.00
                 FQ1, 2001                                      3.35:1.00
                 FQ2, 2001                                      3.35:1.00
                 FQ3, 2001                                      3.30:1.00
                 FQ4, 2001                                      3.30:1.00
                 FQ1, 2002                                      3.00:1.00
                 FQ2 2002                                       3.00:1.00
                 FQ3, 2002                                      3.00:1.00
                 FQ4, 2002                                      2.85:1.00
                 FQ1, 2003                                      2.75:1.00
                 FQ2, 2003                                      2.75:1.00
                 FQ3, 2003                                      2.75:1.00
                 FQ4, 2003                                      2.65:1.00
                 FQ1, 2004                                      2.50:1.00
                 FQ2, 2004                                      2.50:1.00
                 FQ3, 2004                                      2.50:1.00
                 FQ4, 2004                                      2.50:1.00
                 FQ1, 2005                                      2.50:1.00
                 FQ2, 2005                                      2.50:1.00
                 FQ3, 2005                                      2.50:1.00
                 FQ4, 2005                                      2.50:1.00
                 FQ1, 2006                                      2.50:1.00
                 FQ2, 2006                                      2.50:1.00
                 FQ3, 2006                                      2.50:1.00
                 FQ4, 2006                                      2.50:1.00
                 FQ1, 2007                                      2.50:1.00

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with the last day of any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                                     Consolidated Interest
                  Fiscal Quarter                                         Coverage Ratio
                  --------------                                         --------------
                  FQ4, 2000                                          2.40:1.00
                  FQ1, 2001                                          2.50:1.00
                  FQ2, 2001                                          2.50:1.00
                  FQ3, 2001                                          2.50:1.00
                  FQ4, 2001                                          2.50:1.00
                  FQ1, 2002                                          2.75:1.00
                  FQ2 2002                                           2.75:1.00
                  FQ3, 2002                                          2.75:1.00
                  FQ4, 2002                                          2.75:1.00
                  FQ1, 2003                                          3.00:1.00
                  FQ2, 2003                                          3.00:1.00
                  FQ3, 2003                                          3.00:1.00
                  FQ4, 2003                                          3.00:1.00
                  FQ1, 2004                                          3.25:1.00
                  FQ2, 2004                                          3.25:1.00
                  FQ3, 2004                                          3.25:1.00
                  FQ4, 2004                                          3.25:1.00
                  FQ1, 2005                                          3.25:1.00
                  FQ2, 2005                                          3.25:1.00
                  FQ3, 2005                                          3.25:1.00
                  FQ4, 2005                                          3.25:1.00
                  FQ1, 2006                                          3.50:1.00
                  FQ2, 2006                                          3.50:1.00
                  FQ3, 2006                                          3.50:1.00
                  FQ4, 2006                                          3.50:1.00
                  FQ1, 2007                                          3.50:1.00

                  (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with the last day of any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                                     Consolidated Fixed
                  Fiscal Quarter                                     Charge Coverage Ratio
                  --------------                                     ---------------------
                  FQ4, 2000                                          1.15:1.00
                  FQ1, 2001                                          1.15:1.00
                  FQ2, 2001                                          1.15:1.00
                  FQ3, 2001                                          1.15:1.00
                  FQ4, 2001                                          1.10:1.00
                  FQ1, 2002                                          1.10:1.00
                  FQ2 2002                                           1.10:1.00




                  FQ3, 2002                                          1.10:1.00
                  FQ4, 2002                                          1.10:1.00
                  FQ1, 2003                                          1.10:1.00
                  FQ2, 2003                                          1.10:1.00
                  FQ3, 2003                                          1.10:1.00
                  FQ4, 2003                                          1.10:1.00
                  FQ1, 2004                                          1.10:1.00
                  FQ2, 2004                                          1.10:1.00
                  FQ3, 2004                                          1.10:1.00
                  FQ4, 2004                                          1.10:1.00
                  FQ1, 2005                                          1.10:1.00
                  FQ2, 2005                                          1.10:1.00
                  FQ3, 2005                                          1.10:1.00
                  FQ4, 2005                                          1.05:1.00
                  FQ1, 2006                                          1.05:1.00
                  FQ2, 2006                                          1.05:1.00
                  FQ3, 2006                                          1.05:1.00
                  FQ4, 2006                                          1.05:1.00
                  FQ1, 2007                                          1.05:1.00

                  (d) Certain Calculations. With respect to any period during which a Permitted Acquisition or Asset Sale occurs, for purposes of determining compliance with the covenants set forth in Section 7.1, and for purposes of calculating the financial ratios used in Sections 7.7, 7.8(i) and Annex A, Consolidated EBITDA and the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and as interpreted by the staff of the SEC, which would include cost savings resulting from head count reductions, closure of facilities and similar restructuring charges, (which pro forma adjustments shall be certified by the Chief Financial Officer of the Borrower), using the historical financial statements of the Person or business acquired or sold or to be acquired or sold and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Permitted Acquisition or Asset Sale, and any Indebtedness or other liabilities incurred in connection with any such acquisition or sale had been consummated or incurred at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant Permitted Acquisition or Asset Sale, at the weighted average of the interest rates applicable to outstanding Loans during such period), all such calculations to be in form and substance reasonably satisfactory to the Administrative Agent.

                  7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:


                  (a) Indebtedness of any Loan Party created under any Loan Document;

                  (b) Unsecured Indebtedness of the Borrower to any Solvent Material Subsidiary and of any Subsidiary Guarantor to the Borrower or any other Solvent Subsidiary; provided that such Indebtedness is evidenced by, and subject to the terms and conditions of, the Subordinated Intercompany Note and is otherwise subordinated in right of payment to the Obligations under the Loan Documents on terms and conditions satisfactory to the Administrative Agent;

                  (c) Indebtedness of the Borrower and its Material Subsidiaries (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;

                  (d) Indebtedness (other than the Indebtedness referred to in Sections 7.2(f) and (g)) of Holdings, the Borrower and its Subsidiaries outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

                  (e) Unsecured Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Material Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor;

                  (f) Unsecured Indebtedness of the Borrower created under the Borrower Subordinated Note Purchase Agreement in respect of the Borrower Subordinated Notes in an aggregate principal amount not to exceed $80,000,000 and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness; provided that such Guarantee Obligations are subordinated to the obligations of such Subsidiary Guarantor under the Guarantee and Collateral Agreement to the same extent as the obligations of the Borrower in respect of the Borrower Subordinated Notes are subordinated to the Obligations;

                  (g) Unsecured Indebtedness of Holdings created under the Holdings Senior Unsecured Note Purchase Agreement in respect of the Holdings Senior Unsecured Notes in an aggregate principal amount not to exceed $15,000,000 (plus capitalized interest as set forth therein);

                  (h) Indebtedness of the Borrower or any Material Subsidiary not in excess of $10,000,000 in the aggregate assumed in connection with any Permitted Acquisition under Section 7.8(i); provided that such Indebtedness was not incurred (i) to provide all or a portion of the funds utilized to consummate the transaction or series of related transactions constituting such Permitted Acquisition or (ii) otherwise in connection with, or in contemplation of, such Permitted Acquisition); and

                  (i) unsecured subordinated Indebtedness of the Borrower ("Seller Notes") issued to the seller in connection with any Permitted Acquisition under Section 7.8(i); provided that (i) such Indebtedness provides for cash interest payments in an amount not greater than 14% per annum and requires no cash payments of principal prior to the date that is one year after the final maturity of the Loans, (ii) such Indebtedness does not impose any financial or other "maintenance" covenants on Holdings, the Borrower or any of its Subsidiaries, (iii) such Indebtedness is subordinated to the Obligations on terms no less favorable to the Secured Parties than those governing the Borrower Subordinated Notes and (iv) the aggregate principal amount of any such Seller Notes does not exceed $20,000,000 at any one time outstanding.

                  7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Loan Party, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Loan Party, as the case may be, in conformity with GAAP;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits by or on behalf of the Borrower or any of its Subsidiaries to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower or any of its Material Subsidiaries incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

                  (h) Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

                  (j) Liens and other matters listed as exceptions to insurance in the title insurance policies issued to the Administrative Agent on the Closing Date;

                  (k) Liens on the property or assets of a Person which becomes a Subsidiary of Holdings after the date hereof securing Indebtedness permitted by Section 7.2(h); provided that (i) such Liens existed at the time such Person became a Subsidiary of Holdings and were not created in anticipation thereof, (ii) any such Lien is not expanded to cover any property or assets of such Person after the time such Person becomes a Subsidiary of Holdings (other than after acquired title in or on such property or proceeds of the existing collateral in accordance with the instrument creating such Lien), and (iii) the amount of Indebtedness secured thereby is not increased; and

                  (l) those items indicated on Schedule 4.25(h).

                  7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Solvent Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation), subject to at least 30 days prior written notice to the Administrative Agent; and

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor.

                  7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of Holdings, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of surplus, obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business;

                  (c) Dispositions permitted by Section 7.4(b);

                  (d) the sale or issuance of (i) any Subsidiary's Capital Stock (other than Disqualified Stock) to the Borrower or any Subsidiary Guarantor (subject to the prior completion of all actions necessary to continue uninterrupted the Administrative Agent's Lien on the Collateral) or (ii) the Borrower's Capital Stock (other than Disqualified Stock) to Holdings;

                  (e) the Disposition by the Borrower or any of its Subsidiaries of other assets having a fair market value not to exceed $10,000,000 in the aggregate for any fiscal year of the Borrower;

                  (f) any Recovery Event, provided that the requirements of
         Section 2.12(b) are complied with in connection therewith;

                  (g) the sale of Pizza Play, Tahoe Joe's, Roadhouse and the Wisconsin Facility; provided that the provisions of Section 2.12(b) are complied with in connection therewith; provided, further, that the Administrative Agent receives an officer's certificate signed by a Responsible Officer of the Borrower with appropriate supporting attachments stating that any such sale is at fair market value as determined in good faith by the board of directors of the Borrower;

                  (h) the sale of up to 40 of the Loan Parties' restaurants during the term of this Agreement, provided that the provisions of
         Section 2.12(b) are complied with in connection therewith; and

                  (i) sales of capital equipment; provided that substantially concurrently with any such sale, the Borrower enters into a financing arrangement for such capital equipment as permitted under Section 7.2(c) and Section 7.3(g).

                  7.6 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock (excluding Disqualified Stock) of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings, the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any of its Subsidiaries, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating Holdings, the Borrower or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor and any ratable payment to any other equity owner;

                  (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends to Holdings to permit Holdings to (i) to the extent required by the Stockholders' Agreement purchase Holdings' common stock or common stock options from present or former officers or employees of Holdings, the Borrower or any Subsidiary upon the death, disability or termination of employment of


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         such officer or employee, provided, that the aggregate amount of payments under this clause (i) subsequent to the date hereof (net of any proceeds received by Holdings and contributed to the Borrower subsequent to the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $8,000,000 in any fiscal year of which not more than $4,000,000 may be used for payments to any one such officer or employee (or his or her estate),
         (ii) pay management fees to the Sponsor and its Control Investment Affiliates expressly permitted by Section 7.10, (iii) pay customary fees to members of its Board of Directors and (iv) pay cash interest then due and owing on the Holdings Senior Unsecured Notes, provided that, in the case of (ii) and (iii), such payments are used by Holdings within 30 days of receipt to make such payments;

                  (c) the Borrower may pay dividends to Holdings to permit Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $250,000 in any fiscal year and (ii) pay any taxes which are due and payable by Holdings and the Borrower as part of a consolidated group, provided that, in each case, such payments are used by Holdings within 30 days of receipt to make such payments;

                  (d) the Borrower may purchase Capital Stock of Pizza Play if and as required pursuant to the terms of the Pre-Incorporation Agreement dated March 7, 1997 by and between the Borrower, David L. Dierberger and Leslie W. Storhaug as in effect on the date hereof; and

                  (e) Hometown and the Borrower may purchase the Capital Stock of Tahoe Joe's if and as required pursuant to the terms of the Stockholders' Agreement dated April 8, 1999 by and among the Borrower, Hometown, David P. Fansler, Jr. and Tahoe Joe's as in effect on the date hereof.

Notwithstanding the foregoing, during the 14 days immediately following the Closing Date, Holdings may exchange any warrants issued pursuant to the Warrant Agreement on the Closing Date for a warrant or warrants with identical terms (and collectively for the same number of shares of Capital Stock of Holdings as the warrant so exchanged) in connection with any syndication of the Borrower Subordinated Notes and the Holdings Senior Unsecured Notes conducted by the initial purchaser thereof.

                  7.7 Limitation on Capital Expenditures. Subject to Section 7.19, make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Material Subsidiaries in the ordinary course of business not exceeding in any fiscal year of the Borrower (i) $40,000,000 plus (ii) an amount equal to the portion of Consolidated EBITDA of the Borrower and its Subsidiaries for the immediately preceding fiscal year in excess of $118,000,000 multiplied by, in the case of this clause (ii), 0.60 (or
0.55 if the Consolidated Leverage Ratio as of the last day of the immediately preceding fiscal quarter was greater than 2.00:1.00); provided, that (A) up to 50% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (B) Capital Expenditures made pursuant to this clause
(a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year

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


as provided above and second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (A) above, (b) Capital Expenditures of the Borrower or its Material Subsidiaries made with the proceeds of any Reinvestment Deferred Amount, (c) Capital Expenditures of the Borrower or its Material Subsidiaries constituting Permitted Acquisitions under Section 7.8(i), (d) Capital Expenditures not exceeding $7,000,000 in the aggregate in connection with the purchase and installation of the Borrower's new management information system and (e) Capital Expenditures made with the proceeds of Excess Cash Flow remaining after giving effect to any mandatory prepayments required by Section 2.12(c).

                  7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) Investments in Cash Equivalents;

                  (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and

                  (d); loans and advances to employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for Holdings, the Borrower and Subsidiaries of the Borrower not to exceed $5,000,000 at any one time outstanding;

                  (e) the Acquisition;

                  (f) Investments in assets useful in the Borrower's or the applicable Material Subsidiary's business made by the Borrower or any of its Material Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                  (g) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by Holdings, the Borrower or any of its Material Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor and a Material Subsidiary;

                  (h) Investments constituting Capital Expenditures, to the extent permitted under Section 7.7;

                  (i) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Material Subsidiaries constituting acquisitions of Persons or ongoing businesses ("Permitted Acquisitions"); provided that:

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


                          (i) immediately prior to and after giving affect to
                  any such Permitted Acquisition, no Default or Event of Default shall have occurred and be continuing and the Borrower shall have certified same to the Administrative Agent in writing;

                          (ii) if such Permitted Acquisition is structured as a
                  stock acquisition, then either (A) the Person so acquired becomes a Wholly-Owned Subsidiary of the Borrower or (B) such Person is merged with and into either the Borrower or a Wholly-Owned Subsidiary of the Borrower (with the Borrower or such Wholly-Owned Subsidiary being the surviving corporation in such merger)

                          (iii) all of the provisions of Section 6.10 have been
                  or will be complied with in respect of such Permitted Acquisition;

                          (iv) the only consideration paid in connection with
                  such Permitted Acquisition shall consist of cash, Capital Stock (other than Disqualified Stock) of Holdings, or Seller Notes;

                          (v) after giving pro forma effect to the proposed
                  Permitted Acquisition in accordance with Section 7.1(d), the Borrower shall be in compliance with the financial covenants set forth in Section 7.1;

                          (vi) the individual amount of any such Permitted
                  Acquisition does not exceed $45,000,000;

                          (vii) notwithstanding the foregoing, no Permitted
                  Acquisitions may be made during the first twelve months following the Closing Date, except as set forth in Schedule 7.8(i); and

                          (viii) the aggregate amount of Revolving Lender
                  Commitments less the Revolving Extensions of Credit (in each case, as of the date on which such Permitted Acquisition is consummated and after giving effect thereto) shall be greater than $10,000,000; and

                  (j) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Material Subsidiaries in an amount (valued at cost) not to exceed $2,500,000 in the aggregate during the term of this Agreement.

                  7.9 Limitation on Optional Payments and Modifications of indebtedness. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Borrower Subordinated Notes, the Holdings Senior Unsecured Notes or any other subordinated Indebtedness (excluding the Indebtedness created hereunder), or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating Holdings, the Borrower or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of such Indebtedness, other than the prepayment of Indebtedness incurred hereunder, (b) make or offer to

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make any payment, repayment, purchase, repurchase or redemption of any of the
Borrower Subordinated Notes or Holdings Senior Unsecured Notes upon or on account of a "Change of Control" (or similar event) or "Increased Leverage Event" (or similar event), each under and as defined in the Borrower Subordinated Note Purchase Agreement or the Holdings Senior Unsecured Note Purchase Agreement, (c) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to any of the subordination provisions of the Borrower Subordinated Debt Documentation, including the defined terms used therein (including, without limitation, Articles 13 and 15 of the Borrower Subordinated Note Purchase Agreement), or any of the events of default, remedies or standstill provisions of the Borrower Subordinated Debt Documentation or Holdings Senior Unsecured Debt Documentation, including, in each case, the defined terms used therein (including, without limitation, Section 10.12, Article 11 and Section 12.5 of the Borrower Subordinated Note Purchase Agreement and Section 10.12 and Article 11 of the Holdings Senior Unsecured Note Purchase Agreement), (d) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to any terms of the Borrower Subordinated Debt Documentation or the Holdings Senior Unsecured Debt Documentation or any other Indebtedness (excluding the Indebtedness created hereunder) not specified in clause (c) above
(i) in a manner adverse to the Lenders or (ii) if the effect of such amendment, modification, waiver or other change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of the Borrower Subordinated Notes, the Holdings Senior Unsecured Notes or such Indebtedness which could reasonably be expected to be materially adverse to any Loan Party or any Secured Party, (e) designate any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" for the purposes of the Borrower Subordinated Notes or the Holdings Senior Unsecured Notes or (f) amend or permit the amendment of its Governing Documents in any manner determined by the Administrative Agent to be adverse to the Lenders.

                  7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate or any director, officer or stockholder (other than Holdings, the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrower or such Subsidiary, as the case may be, or otherwise expressly permitted under this Agreement and (c) upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate, director, officer or stockholder, as applicable. Notwithstanding the foregoing, the Borrower and its Subsidiaries may (i) in any fiscal year of the Borrower, pay to the Sponsor and its Control Investment Affiliates fees and expenses pursuant to a management agreement approved by the board of directors of the Borrower in an aggregate amount not to exceed 2% of Consolidated EBITDA of the Borrower for such fiscal year (reduced ratably for fiscal year 2000 for that portion of such fiscal year remaining after the Closing Date) and (ii) pay to Roe Hatlen and Dennis Scott fees pursuant to the Advisory Services Agreement. The limitations in the first sentence of this Section 7.10 shall not apply to transactions with Affiliates pursuant to Section 7.8(d).

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


                  7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Holdings, the Borrower or any of its Subsidiaries of Property which has been or is to be sold or transferred by Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of Holdings, the Borrower or such Subsidiary, except for the Headquarters Sale-Leaseback; provided that the Borrower and its Subsidiaries may enter into such a sale and leaseback arrangement if, substantially concurrently with the consummation thereof, the Borrower or such Subsidiary, as applicable, enters into a financing arrangement for such Property as permitted under Section 7.2(c) and Section 7.3(g).

                  7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of Holdings, the Borrower or any of its Subsidiaries to end on a day other than the Wednesday closest to December 31 or change Holdings', the Borrower's or any of its Subsidiaries' method of determining fiscal quarters, in each case, without the prior written consent of the Administrative Agent.

                  7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings, the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens, Capital Lease Obligations or Indebtedness incurred pursuant to Section 7.2(c) or (h) otherwise permitted hereby (in which case, any prohibition or limitation permitted under this clause
(b) shall only be effective against the assets financed thereby).

                  7.14 Limitation on Restrictions on Subsidiary Distributions, etc. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of Holdings, the Borrower or any of its Subsidiaries (or, in the case of clause (a) only, any Subsidiary of the Borrower) to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to, Holdings, the Borrower or any other Subsidiary, (b) make Investments in Holdings, the Borrower or any other Subsidiary or (c) transfer any of its assets to Holdings, the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions under Section 10.3 of the Borrower Subordinated Note Purchase Agreement and Section 10.3 of the Holdings Senior Unsecured Note Purchase Agreement, each as in effect on the date hereof and (iii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary to the extent not otherwise prohibited.

                  7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition) or that are reasonably related thereto.


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                  7.16 Limitation on Amendments to Acquisition Documentation.
Amend, supplement, replace or otherwise modify (whether pursuant to a waiver granted by or to such Person or otherwise) or fail to enforce strictly the terms and conditions of any of the Acquisition Documentation, except to the extent that any such amendment, supplement, modification or failure to enforce could not reasonably be expected, in the Administrative Agent's reasonable judgment, to adversely affect the interests of the Arrangers or any Agent or Lender.

                  7.17 Limitation on Activities of Holdings. In the case of Holdings, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party,
(iii) obligations with respect to its Capital Stock and (iv) the Holdings Senior Unsecured Notes, or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section) and Cash Equivalents) other than the ownership of shares of Capital Stock of the Borrower.

                  7.18 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Specified Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

                  7.19 New Restaurants. After the Closing Date, open or acquire or commit to open or acquire new Non-Core Concept Restaurants (i) in each of the fiscal years ending December 27, 2000 and December 26, 2001, if, at the time of such opening, acquisition or commitment, the total number of Non-Core Concept Restaurants owned and/or operated by Holdings, the Borrower or any of its Subsidiaries would exceed 7% of the total number of opened and operating individual restaurants (both Core Concept Restaurants and Non-Core Concept Restaurants) owned and/or operated by Holdings, the Borrower or any of its Subsidiaries or (ii) in each of the fiscal years ending December 25, 2002 and thereafter, if, at the time of such opening, acquisition or commitment, the total number of Non-Core Concept Restaurants owned and/or operated by Holdings, the Borrower or any of its Subsidiaries would exceed 10% of the total number of open and operating individual restaurants (both Core Concept Restaurants and Non-Core Concept Restaurants) owned and/or operated by Holdings, the Borrower or any of its Subsidiaries.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation within three days after such interest is due in accordance with the terms hereof; or any Loan


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


         Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five days after any such other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a), Section 7 or Section 5 of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

                  (d) Any Loan Party shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) Holdings, the Borrower or any of its Subsidiaries shall
         (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto and beyond any applicable period of grace; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i),
         (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

                  (f) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment,

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

         winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) Holdings, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrower payments pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees (or their dependents) that, in the aggregate, exceed the amount set forth on Schedule 8(g)(i) with respect to such fiscal year, (vii) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrower contributions to any defined benefit pension plan subject to Title IV of ERISA (including any Multiemployer Plan) that, in the aggregate, exceed the amount set forth on Schedule 8(g)(ii) with respect to such fiscal year or (viii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

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                  (h) One or more judgments or decrees shall be entered against
         Holdings, the Borrower or any of its Subsidiaries involving for Holdings, the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) Any of the Security Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) At any time, the Loan Parties shall, collectively, be in default under more than ten percent (10%) of the total number of their restaurant leases such that the landlords under such leases would be entitled to terminate such leases; or

                  (k) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (l) Any Loan Party or any Affiliate of any Loan Party shall assert that any provision of any Loan Document is not in full force and effect; or

                  (m) (i) The Permitted Investors shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis); (ii) the Sponsor and its Control Investment Affiliates shall cease to own of record and beneficially an amount of common stock of Holdings equal to at least 51% of the amount of common stock of Holdings; (iii) the Permitted Investors and the Management Investors, collectively, shall cease to own of record and beneficially an amount of common stock of Holdings equal to at least 80% of the amount of common stock of Holdings owned collectively by the Permitted Investors and the Management Investors of record and beneficially as of the Closing Date, (iv) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors and the Management Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of Holdings; (v) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors;
         (vi) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (vii) a Specified Change of Control shall occur; or


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

                  (n) The Indebtedness under the Subordinated Notes or any guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Subordinated Debt Documentation, or any Loan Party or any Affiliate of any Loan Party shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent and the Lenders shall be entitled to exercise any and all remedies available under the Security Documents, including, without limitation, the Guarantee and Collateral Agreement and the Mortgages, or otherwise available under applicable law or otherwise. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Letters of Credit and all other Obligations). If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding Letters of Credit, the Borrower shall, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have

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
expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Loan Parties hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Loan Parties outstanding hereunder and under the other Loan Documents shall have been paid in full (excluding Obligations with respect of any unmatured contingent reimbursement and indemnification obligations), the balance, if any, in such cash collateral account shall be returned to the Loan Parties (or such other Person as may be lawfully entitled thereto).

                      SECTION 9. THE AGENTS; THE ARRANGERS

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein and in the Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither any Arranger, nor any Agent nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from its or such Person's own gross negligence or willful misconduct in breach of a duty owed to the party asserting liability) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Arrangers or the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or the other Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or the requisite Lenders required under Section 10.1 to authorize or require such action (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or the requisite Lenders under Section
10.1 to authorize or require such action (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and Letters of Credit.

                  9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the requisite Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Arrangers, the Agents nor any of their respective officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Arranger or any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Arranger or any Agent to any Lender. Each Lender represents to the Arrangers and the Agents that it has, independently and without reliance upon any Arranger or any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and


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creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans (and in the case of the Issuing Lender, its Letters of Credit) hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Arranger or any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither any Arranger nor any Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Arranger or such Agent or any of its officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify each Arranger and each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Arranger or such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, the Acquisition Documentation or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Arranger or such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from such Arranger's or such Agent's gross negligence or willful misconduct in breach of a duty owed to such Lender. The agreements in this Section 9.7 shall survive the payment of the Loans and Letters of Credit and all other amounts payable hereunder.

                  9.8 Arrangers and Agents in Their Individual Capacities. Each Arranger and each Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Arranger was not an Arranger and such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Arranger and each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Arranger or an Agent, as the case

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


may be, and the terms "Lender" and "Lenders" shall include each Arranger and each Agent in their respective individual capacities.

                  9.9 Successor Agents. The Administrative Agent may resign as Administrative Agent upon 15 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans or Letters of Credit. If no successor agent has accepted appointment as Administrative Agent by the date that is 15 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Each of the Syndication Agent and the Documentation Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent or Documentation Agent, as applicable, hereunder, whereupon the duties, rights, obligations and responsibilities of such Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by any Arranger, any Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  9.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.

                  9.11 The Arrangers and the Documentation Agent. The Arrangers and the Documentation Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                  9.12 Enforcement of Remedies. With respect to any action by the Administrative Agent to enforce the rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents with respect to Collateral located in the State of Illinois, each Lender hereby consents to the jurisdiction of the court in which such action is maintained (it being understood that such consent shall be limited to the extent necessary to enforce the rights and remedies of the Administrative Agent for the benefit of the Lenders under the applicable Loan Documents), and agrees to deliver its Notes to the


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


Administrative Agent to the extent necessary to enforce the rights and remedies of the Administrative Agent for the benefit of the Lenders under the applicable Loan Documents in accordance with the provisions hereof.

                        SECTION 10.  MISCELLANEOUS


                  10.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 9 without the consent of any Arranger or any Agent directly affected thereby; (vi) amend, modify or waive any provision of Section 2.6 or Section 2.7 without the written consent of the Swing Line Lender; (vii) amend, modify or waive any provision of
Section 2.12 or Section 2.18 without the consent of each Lender directly affected thereby; or (viii) amend, modify or waive any provision of Section 3 without the consent of each Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents, the Arrangers and all future holders of the Loans and Letters of Credit. In the case of any waiver, the Loan Parties, the Lenders, the Arrangers and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver

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


shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof. For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Arrangers, the Administrative Agent, the Syndication Agent, Holdings and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Term Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders or otherwise to share ratably with or with preference to the Revolving Extensions of Credit without the consent of the Majority Revolving Facility Lenders.

                  Notwithstanding anything to the contrary in this Section 10.1, the parties to the Fee Letter may, (a) enter into written amendments, supplements or modifications to the Fee Letter (including amendments and restatements thereof) for the purpose of adding any provisions thereto or changing in any manner the rights thereunder of the parties thereto or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, (i) any of the requirements of the Fee Letter or (ii) any Default or Event of Default to the extent (and only to the extent) relating to the Fee Letter, it being understood that the waiver of any Default or Event of Default (or portion thereof) relating to any of the other Loan Documents may be accomplished only as set forth in the immediately preceding paragraph.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of Holdings, the Borrower, the Arrangers and the Agents, as follows and (b) in the case of the Lenders, as set forth on
Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance, or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

          Holdings:                     Buffets Holdings, Inc.
                                        1460 Buffet Way
                                        Eagan, Minnesota 55121
                                        Attention: H. Thomas Mitchell
                                        Telecopy: (651) 365-2356
                                        Telephone: (651) 994-8608


          The Borrower:                 Buffets, Inc.
                                        1460 Buffet Way
                                        Eagan, Minnesota 55121
                                        Attention: H. Thomas Mitchell
                                        Telecopy: (651) 365-2356
                                        Telephone: (651) 994-8608


          with a copy to:               Paul, Weiss, Rifkind, Wharton & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York  10019
                                        Attention:  Eric S. Goodison

                                        and

                                        Caxton-Iseman Capital, Inc.
                                        677 Madison Avenue
                                        New York, New York  10019
                                        Attention:  Fred Iseman

          The Administrative Agent:     Lehman Commercial Paper Inc.
                                        3 World Financial Center
                                        New York, New York 10285
                                        Attention:  Andrew Keith
                                        Telecopy:  (212) 526-0242
                                        Telephone:  (212) 526-4059

          with a copy to:               Latham & Watkins
                                        885 Third Avenue, Suite 1000
                                        New York, New York  10022
                                        Attention: Christopher R. Plaut
                                        Telecopy: (212) 751-4864
                                        Telephone: (212) 906-1200

          The Syndication Agent         Fleet National Bank
                                        100 Federal Street
                                        Boston, Massachusetts  02110
                                        Attention: J. Nicholas Cole
                                        Telecopy: (617) 434-0637
                                        Telephone: (617) 434-2174

          with a copy to:               Latham & Watkins
                                        885 Third Avenue, Suite 1000
                                        New York, New York  10022
                                        Attention: Christopher R. Plaut
                                        Telecopy: (212) 751-4864
                                        Telephone: (212) 906-1200

          The Arrangers:                Lehman Brothers Inc.
                                        3 World Financial Center
                                        New York, New York 10285
                                        Attention:  Andrew Keith
                                        Telecopy:  (212) 526-0242
                                        Telephone:  (212) 526-4059

                                        FleetBoston Robertson Stephens Inc.
                                        100 Federal Street
                                        Boston, Massachusetts  02110
                                        Attention: J. Nicholas Cole
                                        Telecopy: (617) 434-0637
                                        Telephone: (617) 434-2174

          with a copy to:               Latham & Watkins
                                        885 Third Avenue, Suite 1000
                                        New York, New York  10022
                                        Attention: Christopher R. Plaut
                                        Telecopy: (212) 751-4864
                                        Telephone: (212) 906-1200


          The Documentation Agent       First Union National Bank
                                        301 South College Street
                                        One First Union Center, DC-5
                                        Charlotte, North Carolina 28288-0608
                                        Attention: Jamie Johnson
                                        Telecopy: (704) 383-0202
                                        Telephone: (704) 715-1359



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

          Issuing Lender:               As notified by the Issuing Lender to the
                                        Administrative Agent and the Borrower

provided that any notice, request or demand to or upon any Agent or any Lender shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Arranger, any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Arrangers, the Administrative Agent and the Syndication Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to each of the Arrangers, the Administrative Agent and the Syndication Agent, (b) to pay or reimburse each Lender, each Arranger and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to each Arranger and each Agent, (c) to pay, indemnify, and hold each Lender, the Arrangers and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Arranger, each Agent, their respective affiliates, and their respective officers, directors, partners, trustees, employees, affiliates, shareholders, attorneys and other advisors, agents, attorneys-in-fact and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan

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


Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or Letters of Credit or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee in breach of a duty owed to the Borrower. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than five days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to the Borrower in accordance with Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and Letters of Credit and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Arrangers, the Agents, all future holders of the Loans and Letters of Credit and their respective successors and assigns, except that neither Holdings nor the Borrower may assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of the Arrangers, the Administrative Agent, the Syndication Agent and each Lender.

                  (b) Any Lender may, without the consent of the Borrower or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Arrangers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or

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


postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any Affiliate or Control Investment Affiliate thereof or, with the consent of the Borrower (not to be unreasonably withheld or delayed), the Administrative Agent and the Syndication Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of each Issuing Lender and the Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided that no such consent need be obtained by a Lehman Entity or Fleet Entity for a period of 120 days following the Closing Date), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E (an "Assignment and Acceptance"), executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent, the Syndication Agent or an Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $3,000,000 for Revolving Credit Loans and Tranche A Term Loans and $1,000,000 for Tranche B Term Loans, or, after giving effect thereto, result in such assigning Lender having a Commitment and/or outstanding Loans in an aggregate amount of less than $3,000,000 for Revolving Credit Loans and Tranche A Term Loans and $1,000,000 for Tranche B Term Loans (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations

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


under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing.

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Lehman Entity or a Fleet Entity or
(z) in the case of an Assignee which is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to such Assignee or its registered assigns in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the Assignor or its registered assigns in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

                  (f) Notwithstanding anything to the contrary set forth above,
(i) any Lender may (without requesting the consent of the Borrower or the Administrative Agent) pledge its Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and (ii) any Lender that is a fund that invests in bank loans may (without the consent of the Borrower or the Administrative Agent) pledge all or a portion of its rights in connection with this Agreement to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities; provided, that in each case, foreclosure or other exercise of remedies by such Federal Reserve Bank or trustee shall be subject to the provisions of this Section 10.6 regarding assignments in all respects. No pledge described in the immediately proceeding clauses (i) and (ii) shall release such Lender from its obligations hereunder.

                  10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees to notify promptly the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as

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


delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the agreement of Holdings, the Borrower, the Agents, the Arrangers and the Lenders with respect to the subject matter hereof (other than with respect to certain syndication matters which may be agreed to among Holdings, the Borrower and any of the Arrangers, the Administrative Agent, the Syndication Agent and the Documentation Agent), and there are no promises, undertakings, representations or warranties by any Arranger, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be, at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

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


                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 Suretyship Waivers. Each of Holdings and the Borrower hereby waives any and all defenses applicable or available to guarantors or sureties whether arising as a result of the joint and several nature of the obligations of Holdings and the Borrower hereunder or otherwise. Without limiting the generality of the foregoing, the waivers of the Guarantors (as defined in the Guarantee and Collateral Agreement) set forth in Section 2.5 of the Guarantee and Collateral Agreement are hereby incorporated herein by this reference mutatis mutandis and such waivers shall be deemed to be made by Holdings and the Borrower hereunder as if such waivers had been expressly set forth herein.

                  10.14 Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither any Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arrangers, the Agents and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents and the Lenders or among Holdings, the Borrower and the Lenders.

                  10.15 Confidentiality. Each of the Arrangers, the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement; provided that nothing herein shall prevent any Arranger, any Agent or any Lender from disclosing any such information (a) to any Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect


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


to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  10.16 Release of Collateral and Guarantee Obligations. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to or vote or consent of any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.

                  (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all outstanding Obligations (other than Obligations in respect of any Specified Hedge Agreement) have been paid in full (excluding Obligations in respect of unmatured contingent reimbursement and indemnification obligations), all Commitments have terminated or expired and no Letter of Credit shall be outstanding (or arrangements satisfactory to the Issuing Lender shall have been made), upon request of the Borrower, the Administrative Agent shall (without notice to or vote or consent of any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions (including such actions reasonably necessary to terminate Uniform Commercial Code and other filings) as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of any Specified Hedge Agreement, all at the expense of the Borrower.

                  10.17 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Holdings, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Holdings' and the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Holdings, the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the

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Financial Accounting Standards Board of the American Institute of Certified
Public Accountants or, if applicable, the SEC.

                  10.18 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent and the Syndication Agent a Lender Addendum duly executed by such Lender, Holdings, the Borrower and each Agent.

                  10.19 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  10.20 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ARRANGERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                         BUFFETS HOLDINGS, INC.


                                         By:
                                              s/ R. Michael Andrews
                                              -----------------------------
                                              Name: R. Michael Andrews
                                              Title: Chief Financial Officer


                                         BUFFETS, INC.,
                                         as Borrower

                                         By:
                                              s/ R. Michael Andrews
                                              -----------------------------
                                              Name: R. Michael Andrews
                                              Title: Chief Financial Officer


                                         LEHMAN BROTHERS INC.,
                                         as Co-Arranger

                                         By:
                                              s/ G. Andrew Keith
                                              -----------------------------
                                              Name: G. Andrew Keith
                                              Title: Senior Vice President



                                         FLEETBOSTON ROBERTSON STEPHENS, INC.,
                                         as Co-Arranger

                                         By:
                                              s/ Cristin M. O'Hara
                                              -----------------------------
                                              Name: Cristin M. O'Hara
                                              Title: Vice President

                                        LEHMAN COMMERCIAL PAPER INC., as
                                        Administrative Agent


                                        By:
                                             s/ G. Andrew Keith
                                             -----------------------------
                                             Name: G. Andrew Keith
                                             Title: Senior Vice President


                                        FLEET NATIONAL BANK, as
                                        Syndication Agent


                                        By:
                                             s/ J. Nicholas Cole
                                             -----------------------------
                                             Name: J. Nicholas Cole
                                             Title: Director


                                        FIRST UNION NATIONAL BANK, as
                                        Documentation Agent


                                        By:
                                             s/ Christopher Holtz
                                             -----------------------------
                                             Name: Christopher Holtz
                                             Title: Authorized Signatory